                                                                     EXHIBIT 4.3



================================================================================



                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                         DATED AS OF OCTOBER __, 1998

                                     AMONG

                             AFC ENTERPRISES, INC.

                                      AND

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             AS SYNDICATION AGENT
                               AND LEAD ARRANGER


                                      AND

                          THE LENDERS LISTED HEREIN,
                                  AS LENDERS,


                                      AND

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                     (acting through its New York Agency)
                            AS ADMINISTRATIVE AGENT


================================================================================

                             AFC ENTERPRISES, INC.
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                                               PAGE
                                                                                               ----
     SECTION 1.                           DEFINITIONS

     1.1      Certain Defined Terms......................................................       2
     1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
              Under Agreement............................................................      33
     1.3      Other Definitional Provisions..............................................      33

     SECTION 2.               AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     2.1      Commitments; Making of Loans; the Register; Notes..........................      33
     2.2      Interest on the Loans......................................................      41
     2.3      Fees.......................................................................      44
     2.4      Repayments, Prepayments and Reductions in Commitments;
              General Provisions Regarding Payments; Application of Proceeds
              of Collateral and Payments Under Subsidiary Guaranty.......................      45
     2.5      Use of Proceeds............................................................      55
     2.6      Special Provisions Governing Eurodollar Rate Loans.........................      55
     2.7      Increased Costs; Taxes; Capital Adequacy...................................      57
     2.8      Obligation of Lenders and Issuing Lender to Mitigate.......................      61

     SECTION 3.                    LETTERS OF CREDIT

     3.1      Issuance of Letters of Credit and Lenders' Purchase of
              Participations Therein.....................................................      62
     3.2      Letter of Credit Fees......................................................      64
     3.3      Drawings and Reimbursement of Amounts Drawn Under Letters
              of Credit..................................................................      65
     3.4      Obligations Absolute.......................................................      67
     3.5      Indemnification; Nature of Issuing Lender's Duties.........................      68
     3.6      Increased Costs and Taxes Relating to Letters of Credit....................      69

                                      (i)

     SECTION 4.                      CONDITIONS TO LOANS AND LETTERS OF CREDIT

     4.1      Conditions to Existing Loans and Letters of Credit.........................       70
     4.2      Conditions to Tranche B Term Loans.........................................       71
     4.3      Conditions to All Loans....................................................       76
     4.4      Conditions to Issuance of Letters of Credit................................       77

     SECTION 5.             COMPANY'S REPRESENTATIONS AND WARRANTIES

     5.1      Organization, Powers, Qualification, Good Standing, Business
              and Subsidiaries...........................................................       78
     5.2      Authorization of Borrowing, etc............................................       79
     5.3      Financial Condition........................................................       80
     5.4      No Material Adverse Change; No Restricted Junior Payments..................       81
     5.5      Title to Properties; Liens.................................................       81
     5.6      Litigation; Adverse Facts..................................................       82
     5.7      Payment of Taxes...........................................................       82
     5.8      Performance of Agreements; Materially Adverse Agreements...................       82
     5.9      Governmental Regulation....................................................       83
     5.10     Securities Activities......................................................       83
     5.11     Employee Benefit Plans.....................................................       83
     5.12     Certain Fees...............................................................       84
     5.13     Environmental Protection...................................................       84
     5.14     Employee Matters...........................................................       84
     5.15     Solvency...................................................................       85
     5.16     Intellectual Property......................................................       85
     5.17     Applicable Law.............................................................       85
     5.18     Real Property..............................................................       86
     5.19     Insurance..................................................................       86
     5.20     Related Agreements.........................................................       86
     5.21     Disclosure.................................................................       87

     SECTION 6.                    COMPANY'S AFFIRMATIVE COVENANTS

     6.1      Financial Statements and Other Reports.....................................       87
     6.2      Corporate Existence, etc...................................................       92
     6.3      Payment of Taxes and Claims; Tax Consolidation.............................       92
     6.4      Maintenance of Properties; Insurance.......................................       93
     6.5      Inspection; Lender Meeting.................................................       93
     6.6      Compliance with Laws, etc..................................................       94
     6.7      Environmental Disclosure and Inspection....................................       94
     6.8      Company's Remedial Action Regarding Hazardous Materials....................       96
     6.9      Environmental Indemnity....................................................       96

                                     (ii)

     6.10      Execution of Loan Documents by Future Subsidiaries........................       96
     6.11      Covenants Regarding Acquisition Properties................................       97
     6.12      Further Assurances........................................................       99
     6.13      Year 2000.................................................................       99

     SECTION 7.                           COMPANY'S NEGATIVE COVENANTS

     7.1      Indebtedness..............................................................       100
     7.2      Liens and Related Matters.................................................       101
     7.3      Investments; Joint Ventures...............................................       102
     7.4      Contingent Obligations....................................................       103
     7.5      Restricted Junior Payments................................................       104
     7.6      Financial Covenants.......................................................       105
     7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions..........       109
     7.8      Capital Expenditures......................................................       110
     7.9      Fiscal Year...............................................................       111
     7.10     Sales and LeaseBacks......................................................       111
     7.11     Sale or Discount of Receivables...........................................       111
     7.12     Transactions with Shareholders and Affiliates.............................       111
     7.13     Disposal of Subsidiary Stock..............................................       112
     7.14     Conduct of Business.......................................................       112
     7.15     Amendments of Documents Relating to Subordinated Indebtedness.............       112

     SECTION 8.                              EVENTS OF DEFAULT

     8.1      Failure to Make Payments When Due.........................................       113
     8.2      Default in Other Agreements...............................................       113
     8.3      Breach of Certain Covenants...............................................       113
     8.4      Breach of Warranty........................................................       113
     8.5      Other Defaults Under Loan Documents.......................................       114
     8.6      Involuntary Bankruptcy; Appointment of Receiver, etc......................       114
     8.7      Voluntary Bankruptcy; Appointment of Receiver, etc........................       114
     8.8      Judgments and Attachments.................................................       114
     8.9      Dissolution...............................................................       115
     8.10     Employee Benefit Plans....................................................       115
     8.11     Change in Control.........................................................       115
     8.12     Failure of Security.......................................................       116

                                     (iii)

     8.13     Invalidity of Subsidiary Guaranty.........................................       116
     8.14     Subordination Provisions..................................................       116

     SECTION 9.                              AGENTS

     9.1      Appointment...............................................................       117
     9.2      Powers and Duties; General Immunity.......................................       118
     9.3      Representations and Warranties; No Responsibility For Appraisal
              of Creditworthiness.......................................................       119
     9.4      Right to Indemnity........................................................       119
     9.5      Collateral Documents......................................................       120
     9.6      Successor Administrative Agent and Swing Line Lender......................       120
     9.7      Agent Authorized to Release Security Interests............................       121

     SECTION 10.                          MISCELLANEOUS

     10.1     Assignments and Participations in Loans and Letters of Credit.............       122
     10.2     Expenses..................................................................       125
     10.3     Indemnity.................................................................       125
     10.4     Set-Off; Security Interest in Deposit Accounts............................       126
     10.5     Ratable Sharing...........................................................       127
     10.6     Amendments and Waivers....................................................       127
     10.7     Independence of Covenants.................................................       128
     10.8     Notices...................................................................       128
     10.9     Survival of Representations, Warranties and Agreements....................       129
     10.10    Failure or Indulgence Not Waiver; Remedies Cumulative.....................       129
     10.11    Marshalling; Payments Set Aside...........................................       129
     10.12    Severability..............................................................       130
     10.13    Obligations Several; Independent Nature of Lenders' Rights................       130
     10.14    Headings..................................................................       130
     10.15    Applicable Law............................................................       130
     10.16    Successors and Assigns....................................................       130
     10.17    Consent to Jurisdiction and Service of Process............................       131
     10.18    Waiver of Jury Trial......................................................       131
     10.19    Confidentiality...........................................................       132
     10.20    Maximum Amount............................................................       132
     10.21    Counterparts; Effectiveness...............................................       133

                                     (iv)

                                                                            PAGE
                                                                            ----

               Signature pages     S-1

                                   EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A      FORM OF ACQUISITION LOAN NOTE
IV-B      FORM OF TERM LOAN NOTE
IV-C      FORM OF REVOLVING NOTE
IV-D      FORM OF SWING LINE NOTE
IV-E      FORM OF TRANCHE B TERM NOTE
V         FORM OF COMPLIANCE CERTIFICATE
VI-A      FORM OF OPINION OF COHEN POLLOCK MERLIN AXELROD &
          TANENBAUM, LLP
VI-B      FORM OF OPINION OF RICHARDS & O'NEILL
VI-C      FORM OF OPINION OF DORSEY & WHITNEY
VI-D      FORM OF OPINION OF SKADDEN ARPS SLATE MEAGHER & FLOM LLP
VII       FORM OF ASSIGNMENT AGREEMENT
VIII      FORM OF AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND
          ATTORNMENT
IX        FORM OF CERTIFICATE RE NON-BANK STATUS
X         FORM OF COLLATERAL ACCOUNT AGREEMENT
XI        FORM OF COMPANY PLEDGE AGREEMENT
XII       FORM OF COMPANY SECURITY AGREEMENT
XIII      FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XIV       FORM OF COMPANY PATENT AND COPYRIGHT SECURITY
          AGREEMENT
XV        FORM OF CLOSING DATE MORTGAGE
XVI       FORM OF MODIFICATION AND ASSIGNMENT OF EXISTING
          MORTGAGE
XVII      FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XVIII     FORM OF SUBSIDIARY GUARANTEE
XIX       FORM OF SUBSIDIARY PLEDGE AGREEMENT
XX        FORM OF SUBSIDIARY SECURITY AGREEMENT
XXI       FORM OF ACKNOWLEDGMENT AND CONSENT


                                 SCHEDULES


1.1A      CERTAIN SPECIFIED INDEBTEDNESS
1.1B      FISCAL QUARTERS
1.1C      CERTAIN PERMITTED EARNOUT AGREEMENTS
2.1       LENDERS' COMMITMENTS, EXISTING LOANS AND PRO RATA SHARES
3.1       EXISTING LETTERS OF CREDIT
4.2M      CORPORATE AND CAPITAL STRUCTURE; MANAGEMENT
5.1       SUBSIDIARIES OF COMPANY
5.2B      CERTAIN CONSENTS
5.2F      CERTAIN COLLATERAL DOCUMENTS
5.11      CERTAIN EMPLOYEE BENEFIT PLANS
5.14      EMPLOYEE MATTERS
5.16      INTELLECTUAL PROPERTY MATTERS
5.18A     REAL PROPERTY ASSETS
5.18B     CERTAIN LANDLORDS
7.1       CERTAIN EXISTING INDEBTEDNESS
7.2       CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.5       CERTAIN PERMITTED RESTRICTED JUNIOR PAYMENTS

                             AFC ENTERPRISES, INC.
                     AMENDED AND RESTATED CREDIT AGREEMENT



     This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October __, 1998, and entered into by and among AFC ENTERPRISES, INC., a Minnesota corporation ("COMPANY"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Lead Arranger (in such capacity, "LEAD ARRANGER") and as syndication agent (in such capacity, "SYNDICATION AGENT"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency ("CIBC") as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS").


                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, Company and certain financial institutions (the "EXISTING LENDERS") are parties to that certain Credit Agreement dated as of May 21, 1997 (as heretofore amended, supplemented or otherwise modified, the "EXISTING CREDIT AGREEMENT"), pursuant to which the Existing Lenders (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof) have extended and agreed to extend certain credit facilities to Company, the proceeds of which were or will be used (i) together with the proceeds of the Unsecured Subordinated Notes and certain other funds, to consummate the Refinancings and to fund Permitted Acquisitions and to pay certain related transaction fees and expenses, and (ii) to provide financing for working capital and for other general corporate purposes;

     WHEREAS, the domestic Subsidiaries of Company have guarantied all of the obligations of Company with respect to the credit facilities provided by Lenders under the Existing Credit Agreement;

     WHEREAS, Company has secured all of the Obligations under the Existing Credit Agreement, and each such Subsidiary of Company has secured its respective obligations under the Subsidiary Guaranty, by granting to Collateral Agent, for the benefit of Agents and Lenders, (i) a first priority Lien on certain of their respective real and personal property and (ii) a first priority pledge of all of the capital stock of their respective domestic Subsidiaries;

     WHEREAS, each of Company and AFC Franchise Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Company ("ACQUISITION CORP.") has entered into the Cinnabon Acquisition Agreement with Cinnabon International, Inc., a Delaware corporation ("VENDOR"), pursuant to which, among other things, Vendor will merge with and into Acquisition Corp. in accordance with the Delaware General Corporation Law whereby Vendor will be the surviving entity;

     WHEREAS, Company desires that Existing Lenders and New Lenders agree to amend and restate the Existing Credit Agreement in its entirety (i) to extend additional credit facilities to Company in an aggregate principal amount of $50,000,000 through the addition of a Tranche B Term Loan facility, the proceeds of which will be used (a) to finance the purchase of the capital stock of Vendor pursuant to the Cinnabon Acquisition Agreement and (b) to pay Transaction Costs, and (ii) to make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon satisfaction of the conditions precedent set forth herein;

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of Company outstanding thereunder; and

     WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Loan Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Effective Date, all references to the "CREDIT AGREEMENT" contained therein shall be deemed to refer to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Administrative Agent, Lead Arranger and Syndication Agent agree that on the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                                  SECTION 10
                                 DEFINITIONS

1.1  CERTAIN DEFINED TERMS.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

          "ACKNOWLEDGMENT AND CONSENT" means that certain Acknowledgment and Consent executed by the Subsidiary Guarantors dated as of the Effective Date and substantially in the form of Exhibit XXI annexed hereto, as such
                                           -----------
     Acknowledgment and Consent may be amended, restated, supplemented or otherwise modified from time to time.

          "ACQUISITION CORP." shall have the meaning attached to it in the Recitals to this Agreement.

          "ACQUISITION FACILITY COMMITMENT" means (i) with respect to the period prior to the Effective Date, the commitment of a Lender to make Acquisition Loans to the Company pursuant to subsection 2.1A(i) of the Existing Credit Agreement, and (ii) thereafter, the commitments of Lenders to make Acquisition Loans as set forth in subsection 2.1A(ii) of this Agreement and "ACQUISITION FACILITY COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "ACQUISITION LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Acquisition Facility Commitments, that Lender's Acquisition Facility Commitment and
     (ii) after the termination of the Acquisition Facility Commitments, the sum of the aggregate outstanding principal amount of the Acquisition Loans of that Lender.

          "ACQUISITION LOAN NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E of the Existing Credit Agreement and
     (ii) any promissory notes issued by the Company pursuant to subsection 9.1B(i) in connection with assignments of the Acquisition Facility Commitments or Acquisition Loans, in each case substantially in the form of
     Exhibit IV-A annexed hereto, as they may be amended, restated, supplemented
     ------------
     or otherwise modified from time to time.

          "ACQUISITION LOANS" means (i) the Existing Acquisition Loans and (ii) the Loans made by the Lenders to the Company pursuant to subsection 2.1A(ii).

          "ACQUISITION PROPERTIES" has the meaning assigned that term in subsection 6.11.

          "ADDITIONAL MORTGAGES" has the meaning assigned that term in subsection 6.11.

          "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic mean of the offered
                                --------
     rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period ("TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market)) by (ii) a percentage equal to 100% minus the stated maximum rate
              --                                 -----
     of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "ADMINISTRATIVE AGENT" means Canadian Imperial Bank of Commerce (acting through its New York Agency) in its capacity as administrative agent for Lenders and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENT" means, individually, each of the Administrative Agent, Lead Arranger, and Syndication Agent, and "AGENTS" means Administrative Agent, Lead Arranger and Syndication Agent, collectively.

          "AGREEMENT" means this Amended and Restated Credit Agreement, dated as of October __, 1998, as it may be amended, supplemented or otherwise modified from time to time.

          "APPLICABLE COMMITMENT FEE PERCENTAGE" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

              ==================================================

                                               APPLICABLE
                                               COMMITMENT
                   LEVERAGE RATIO            FEE PERCENTAGE
              ==================================================

              greater than 3.00:1.00              1/2%
              --------------------------========================

              less than or equal to
              3.00:1.00 but greater               3/8%
              than 2.50:1.00
              --------------------------------------------------

              less than or equal to               1/4%
              2.50:1.00
              ==================================================

     The Commitment Fee Percentage shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (x) no
                                                 --------  -------
     change in the Applicable Commitment Fee Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements and a Compliance Certificate pursuant to subsection 6.1(iv) calculating the Leverage Ratio, and (y) the Applicable Commitment Fee Percentage shall be .50% per annum for so long as Company has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under subsection 6.1(ii).

          "APPLICABLE MARGIN" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                                 APPLICABLE MARGIN    APPLICABLE MARGIN
                                    FOR BASE          FOR EURODOLLAR
             LEVERAGE RATIO          RATE LOANS           RATE LOANS
          ==================================================================

          greater than 3.50:1.0           1-1/4%               2-1/4%
          ------------------------------------------------------------------

          less than or equal to
          3.50:1.00 but greater than        7/8%               1-7/8%

          ------------------------------------------------------------------
          3.00:1.00
          ------------------------------------------------------------------

          less than or equal to
          3.00:1.00 but greater             5/8%               1-5/8%
          than 2.50:1.00
          ------------------------------------------------------------------

          less than or equal to
          2.50:1.00 but greater             3/8%               1-3/8%
          than 2.00:1.00
          ------------------------------------------------------------------

          less than or equal to             1/8%               1-1/8%
          2.00:1.00
          ==================================================================

     ; provided that the Applicable Margin for Tranche B Term Loans shall be a
       --------
     percentage per annum determined by reference to the Leverage Ratio set forth below:

          ==================================================================
                                   APPLICABLE MARGIN       APPLICABLE MARGIN
                                       FOR BASE              FOR EURODOLLAR
             LEVERAGE RATIO           RATE LOANS               RATE LOANS
          ------------------------------------------------------------------

          greater than 3.00:1.00           1.75%                2.75%
          ------------------------------------------------------------------

          less than or equal to
          3.00:1.00                        1.50%                2.50%
          ==================================================================

     The Applicable Margin for each Base Rate Loan shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Loan shall be determined by reference to the ratio in effect on the first day of the Interest Period for such Loan; provided, however, that (x) no change in the Applicable
                    --------  -------
     Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements and a Compliance Certificate pursuant to subsection 6.1(iv) calculating the Leverage Ratio, and (y) the Applicable Margin shall be 1.25% in the case of Loans other than Tranche B Term Loans or 1.75% in the case of Tranche B Term Loans, that are Base Rate Loans, and 2.25% in the case of Loans other than Tranche B Term Loans or 2.75% in the case of Tranche B Term Loans, that are Eurodollar Rate Loans, for so long as Company has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under subsection 6.1(ii).

          "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business excluding tangible personal property that
                                     ---------
     in the reasonable judgment of Company, has become uneconomic, obsolete or worn out and which is disposed of in the ordinary course of business, and any other such assets to the extent that the aggregate amount of sales of such assets during any fiscal year is equal to or less than $1,000,000.

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VIII annexed hereto.
                 ------------

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE RATE" means, at any time, the higher of (i) the Prime Rate or
     (ii) the rate which is 2 of 1% in excess of the Federal Funds Effective
     Rate.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Georgia or New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and
     (ii) with respect to all notices, determinations, fundings, issuances and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also (a) a day for trading by and between banks in Dollar deposits in the London interbank market and (b) a day on which banking institutions are open for business in London.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;
     (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign country that
     (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (a "CASH EQUIVALENT BANK"); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or Cash Equivalent Bank; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "CASH INTEREST COVERAGE RATIO" has the meaning assigned to that term in subsection 7.6A.

          "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by a Lender to
                 ----------
     Administrative Agent pursuant to subsection 2.7B(iii).

          "CHESAPEAKE TRANSACTION" means the acquisition by the Company from the American Bagel Company of all the intangible assets of the franchise business of Chesapeake Bagel Bakery.

          "CIBC" has the meaning assigned to that term in the introduction to this Agreement.

          "CINNABON ACQUISITION" means the transactions contemplated by the Cinnabon Acquisition Agreement.

          "CINNABON ACQUISITION AGREEMENT" means that certain Agreement and Plan of Merger by and between Company, Acquisition Corp. and Vendor, dated as of August 13, 1998, in the form delivered to Lead Arranger on or prior to the Funding Date for the Tranche B Term Loans and as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "CINNABON ACQUISITION DOCUMENTS" means the Cinnabon Acquisition Agreement and the certificate of merger to be filed on the Effective Date.

          "CLOSING DATE" means May 21, 1997.

          "COLLATERAL" means, collectively, all real, personal and mixed property collateral securing the Obligations pursuant to the Collateral Documents.

          "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed by Company and Administrative Agent on the Closing Date, substantially in the form of Exhibit X annexed hereto, pursuant to which
                                  ---------
     Company may pledge cash to Administrative Agent to secure the obligations of Company to reimburse Issuing Lender for payments made under one or more Letters of Credit as provided in Section 8, as such Collateral Account Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Company Patent and Copyright Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Trademark Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "COMMITMENTS" means (i) with respect to the period prior to the Effective Date, the commitments of Lenders to make Loans as set forth in subsection 2.1A of the Existing Credit Agreement, and (ii) thereafter, the commitments of Lenders to make Loans as set forth in subsection 2.1A of this Agreement.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

          "COMPANY PATENT AND COPYRIGHT SECURITY AGREEMENT" means the Patent Collateral and Security Agreement executed by Company and Administrative Agent, substantially in the form of Exhibit XIV annexed hereto, as such
                                         -----------
     Patent Collateral and Security Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "COMPANY PLEDGE AGREEMENT" means, collectively, the Pledge Agreement executed by Company and Administrative Agent, substantially in the form of
     Exhibit XI annexed hereto, relating to the pledge of the shares of capital
     ----------
     stock of its Subsidiary(ies) as such Pledge Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "COMPANY SECURITY AGREEMENT" means the Security Agreement executed by Company and Administrative Agent, substantially in the form of Exhibit XII
                                                                    -----------
     annexed hereto, as such Security Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "COMPANY TRADEMARK SECURITY AGREEMENT" means the Trademark Collateral Security Agreement executed by Company and Administrative Agent, substantially in the form of Exhibit XIII annexed hereto, as such Trademark
                                  ------------
     Collateral Security Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" means an Officer's Certificate substantially in the form of Exhibit V annexed hereto delivered to Administrative Agent
                    ---------
     and Lenders by Company pursuant to subsection 6.1(iv).

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
     (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus
                                                                          ----
     (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) (a) the business, property or fixed assets of any Person, or (b) stock or other evidence of beneficial ownership of any Person to the extent the purchase price of such stock or other evidence of beneficial ownership of such Person is appropriately allocated to property, plant, or equipment in accordance with GAAP; provided, however, Consolidated Capital Expenditures shall not include
     --------  -------
     expenditures made from the proceeds of any insurance or condemnation payments (or payments made in lieu of condemnation) received by Company and its Subsidiaries and used to repair or replace the damaged property with respect to which such proceeds were received.

          "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any
                                                   ---------  -------
     interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP excluding Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP excluding, however, the current portion of long-term Indebtedness.

          "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and (vii) to the extent deducted in determining Consolidated Net Income fees, expenses and similar transaction costs paid in connection with Permitted Acquisitions less (viii) other non-
                                                          ----
     cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts
                        -----
     for such period of (a) voluntary, mandatory and scheduled repayments of Consolidated Total Debt (excluding repayments of revolving loans except to the extent the revolving loan commitments are permanently reduced in connection with such repayments and mandatory repayments of the Loans pursuant to subsection 2.4B.(iii)), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures or equity contributions applied to finance such expenditures),
     (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, (e) to the extent not included in Consolidated Capital Expenditures, payments made in connection with Permitted Acquisitions (net of any proceeds of any related financing with respect to such expenditures or equity contributions applied to finance such expenditures) and (f) to the extent not otherwise deducted in calculating Consolidated Net Income or included in Consolidated Capital Expenditures, payments made under Permitted Earnout Agreements.

          "CONSOLIDATED FIXED CHARGES" means, for any period, an amount equal to the sum of the amounts for such period of (i) scheduled repayments of principal of all Indebtedness (as reduced as a result of prepayments pursuant to subsection 2.4B in the case of Indebtedness hereunder), (ii) Consolidated Cash Interest Expense, (iii) Maintenance Capital Expenditures (net of related financings) and (iv) the portion of taxes based on income actually paid in cash (excluding taxes on extraordinary gains) all as determined for Company and its Subsidiaries on a consolidated basis in conformity with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) and capitalized interest including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding that portion attributable to (a) amortization expense associated with the Transaction Costs, (b) the write-off of unamortized deferred financing costs taken by Company in connection with the refinancings of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, and (c) any amounts referred to in subsection
     2.3 of this Agreement or subsection 2.3 of the Existing Credit Agreement payable to Lead Arranger, Syndication Agent, Administrative Agent or Lenders on or before the Effective Date, respectively, minus (ii) total
                                                            -----
     interest income of Company and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED MAINTENANCE CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all Consolidated Capital Expenditures actually paid by Company and its Subsidiaries during that period for repair or maintenance of property, plant or equipment.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
           --------
     Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has an equity or similar interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (other than such restriction contained in documents governing Indebtedness of such Subsidiary permitted under this Agreement), (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, less an amount equal to the Cash balances of Company and
                       ----
     its Subsidiaries (net of any overdraft balances), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the amount (which may be a negative number) obtained by subtracting Consolidated Current Liabilities from Consolidated Current Assets.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any fiscal year, the amount (which may be a negative number) obtained by subtracting (i) Consolidated Working Capital as of the end of such fiscal year from (ii) Consolidated Working Capital as of the beginning of such fiscal year.

          "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose, intent or result thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
     (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

          "CUT-OFF DATE" has the meaning assigned such term in subsection 6.9.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "EFFECTIVE DATE" means the date on or before October 15, 1998 on which the conditions precedent set forth in subsections 4.2 and 4.3 shall be satisfied or waived in accordance with the terms hereof.

          "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that (1) such
                                                       --------
     bank is acting through a branch or agency located in the United States or
     (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) or which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (a) through (d) above) that is reasonably acceptable to Administrative Agent; and (ii) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an
                              --------
     Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) currently maintained or contributed to by Company or any of its ERISA Affiliates, (ii) which was at any time since November 5, 1992 maintained or contributed to by Company or any of its ERISA Affiliates or (iii) with respect to which there is any potential or outstanding liability of Company.

          "EMPLOYEE TAX LOAN NOTES" mean the promissory notes evidencing the loans made to employees of the Company to cover their tax liabilities in connection with grants made to such employees under the Company's 1996 Stock Bonus Plans.

          "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

          "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, or any published plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.(S) 9601 et seq.), the
                                                                  -- ---
     Hazardous Materials Transportation Act (49 U.S.C.(S) 1801 et seq.), the
                                                               -- ---
     Resource Conservation and Recovery Act (42 U.S.C.(S) 6901 et seq.), the
                                                               -- ---
     Federal Water Pollution Control Act ( 33 U.S.C.(S) 1251 et seq.), the Clean
                                                             -- ---
     Air Act (42 U.S.C.(S) 7401 et seq.), the Toxic Substances Control Act (15
                                -- ---
     U.S.C.(S) 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide
                    -- ---
     Act (7 U.S.C.(S) et seq.), the Occupational Safety and Health Act (29
                      -- ---
     U.S.C.(S) 651 et seq.) and the Emergency Planning and Community Right-to-
                   -- ---
     Know Act (42 U.S.C.(S) 11001 et seq.), each as amended or supplemented, and
                                  -- ---
     any future or present local, state and federal statutes and regulations promulgated pursuant thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company and with respect to liabilities arising after such period for which Company could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
     Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4062(e) or 4063 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits or for a qualified domestic relations order) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of a final determination of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
     Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING ACQUISITION LOAN" means, with respect to any Existing Lender, the Acquisition Loan under, as defined in, the Existing Credit Agreement held by such Existing Lender, in the principal amount of such Loan outstanding immediately prior to the Effective Date, and "EXISTING ACQUISITION LOANS" means such Loans of all Existing Lenders, collectively.

          "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

          "EXISTING FACILITY" means the loan agreement dated November 5, 1992 (as amended and restated) made between Company, the Lenders party to the agreement and CIBC, as Agent.

          "EXISTING LENDERS" has the meaning assigned to that term in the Recitals to this Agreement.

          "EXISTING LETTERS OF CREDIT" has the meaning assigned to that term in subsection 3.1.

          "EXISTING LOAN" or "EXISTING LOANS" means, as the context requires, one or more of the Existing Acquisition Loans, Existing Term Loans or Existing Revolving Loans or any combination thereof.

          "EXISTING MORTGAGES" means any mortgage, deed of trust or deed to secure debt securing the Specified Indebtedness including any amendments, modifications, restatements or assignments thereof.

          "EXISTING REVOLVING LOANS" means, with respect to any Existing Lender, the Revolving Loans under, and as defined in, the Existing Credit Agreement held by such Existing Lender, in the principal amount of such Loans outstanding immediately prior to the Effective Date.

          "EXISTING TERM LOAN" means, with respect to any Existing Lender, the Term Loan under, and as defined in, the Existing Credit Agreement held by such Existing Lender, in the principal amount of such Loan outstanding immediately prior to the Effective Date.

          "EXISTING TERM LOANS" means such Term Loans made by the Existing Lenders, collectively, pursuant to subsection 2.1A(ii) of the Existing Credit Agreement.

          "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "FAR WEST DIVISION" means the cooking and restaurant kitchen equipment manufacturing division of the Company.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "FIRST AMENDMENT DATE" means June 30, 1997.

          "FISCAL QUARTER" means the periods described in Schedule 1.1B.
                                                          -------------

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the last Sunday of December of each calendar year.

          "FUNDING AND PAYMENT OFFICE" means the office of the New York Agency of CIBC located at (i) 425 Lexington Avenue, New York, New York 10017 as long as CIBC is Administrative Agent and Swing Line Lender or (ii) the address specified in a written notice to Company and Lenders by any successor Administrative Agent and Swing Line Lender.

          "FUNDING DATE" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GSCP" has the meaning assigned to that term in the introduction to this Agreement.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

          "INDEBTEDNESS", as applied to any Person, means, without duplication,
     (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, and (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and obligations under Permitted Earnout Agreements), which purchase price is (a) due more than twelve months from the date of incurrence of the obligation in respect thereof or
     (b) evidenced by a note or similar written instrument. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

          "INDEMNIFIED ENVIRONMENTAL CLAIM" has the meaning assigned to that term in subsection 6.9.

          "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest
                                     --------
     Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise either from sales to that other Person in the ordinary course of business or from obligations arising in connection with development projects funded by customers of Company. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be
     --------
     considered to be a Joint Venture to which such Person is a party.

          "LEAD ARRANGER" means GSCP in its capacity as Lead Arranger.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1 and the term "Lenders" shall include the Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a
               --------
     particular Commitment, shall mean Lenders having that Commitment. To the extent the context so requires, the terms "Lender" and "Lenders" shall include "Lenders" under, and as defined in, the Existing Credit Agreement.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means letters of credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of
                 ----
     Credit honored by Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

          "LEVERAGE RATIO" has the meaning assigned to that term in subsection 7.6B.

          "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any Uniform Commercial Code financing statement and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LOAN" or "LOANS" means one or more of the Acquisition Loans, Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), the Collateral Documents, Currency Agreements, or Interest Rate Agreements entered into between Company and a Lender and/or its Affiliates, the

     Acknowledgment and Consent and any document executed and delivered by Company or a Subsidiary pursuant to subsection 6.10, 6.11 or 6.12.

          "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL CONTRACT'' means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole or (ii) the impairment of the ability of Company to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

          "MATERIAL SUBSIDIARY" shall mean a Subsidiary that, as of the end of the most recent fiscal quarter accounted for 5% or more of the Company's consolidated (i) total assets, (ii) shareholders' equity or (iii) operating income (calculated for the four most recent fiscal quarters), determined in each case in accordance with GAAP.

          "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by Company and Administrative Agent in substantially the form of Exhibit XV
                                                                      ----------
     annexed hereto encumbering a fee or leasehold interest in Real Property Assets, as such instrument may be amended, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments, including any Additional Mortgages, collectively.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
     Section 3(37) of ERISA, (i) to which Company or any of its ERISA Affiliates is contributing or has an obligation to contribute, (ii) to which Company or any of its then ERISA Affiliates or its current ERISA Affiliates has contributed or had an obligation to contribute and with respect to which Company or any of its current ERISA Affiliates has any potential or outstanding liability, or (iii) to which neither Company nor any of its ERISA Affiliates has directly contributed or had an obligation to contribute, but with respect to which Company or any of its ERISA Affiliates has any potential or outstanding liability solely as a result of the application of Section 4001(b)(1) of ERISA and the regulations thereunder.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including
     (i) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) reasonable reserves taken by Company in accordance with GAAP against any liabilities (actual or contingent) associated with the assets subject to the Asset Sale retained by Company as determined (in the case of any such reserves in excess of $1,000,000) by the Board of Directors of Company in its reasonable good faith judgment and evidenced by a resolution of the Board of Directors, and (iv) reasonable employee termination costs payable in connection with such Asset Sale; provided, that any reduction in such
                                      --------
     reserve will be treated for all purposes of this Agreement as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction.

          "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

          "NEW LENDER" means any Lender which is a party to this Agreement as of the Effective Date and which is not an Existing Lender.

          "NOTES" means one or more of the Acquisition Loan Notes, Term Loan Notes, Revolving Notes or Swing Line Note or any combination thereof.

          "NOTICE OF BORROWING" means with respect to Loans to be made under subsection 2.1A(ii), 2.1A(iii) , 2.1A(iv) or 2.1A(v), a notice substantially in the form of Exhibit I annexed hereto delivered by Company
                                  ---------
     to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to
                 ----------
     Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to
                    -----------
     Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "OBLIGATIONS" means all obligations of every nature of Company or any Subsidiary from time to time owed to Administrative Agent, Syndication Agent, Lead Arranger or Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers'
                                                   --------
     Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ACQUISITIONS" means (i) the Cinnabon Acquisition and (ii) an acquisition (whether by means of equity or asset purchase acquisition) by Company or its Subsidiaries, of a business or a series of related businesses, provided that (i) the businesses acquired are suitable for
                 --------
     franchising; (ii) with respect to any such acquisition financed with the proceeds of Acquisition Loans after giving effect to such acquisition, Company and its Subsidiaries shall be in compliance, on a Pro Forma Basis, with the financial covenants as required under subsection 7.6F of this Agreement; and (iii) concurrently with such acquisition the Administrative Agent, on behalf of Lenders, shall be granted a first priority security interest in the businesses and assets acquired (to the extent available under applicable law) including Acquisition

     Properties pursuant to subsection 6.11 of this Agreement (subject to
                            ----------
     Permitted Encumbrances and other exceptions expressly set forth in this Agreement).

          "PERMITTED EARNOUT AGREEMENTS" shall mean (x) the agreements set forth in Schedule 1.1C and (y) any other agreement by Company or one of its
        -------------
     Subsidiaries to pay the seller or sellers of any Person or assets acquired in accordance with the provisions of subsection 7.7(vi) at any time following the consummation of such acquisition by reference to the financial performance of the assets acquired; provided that the aggregate
                                                   --------
     amount of all such payments which may be owed under such agreements contemplated by this clause (y) at any time shall not exceed $10,000,000.

          "PERMITTED ENCUMBRANCES" means the following types of Liens or defects in title (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i     Liens for taxes, assessments or governmental charges or
          claims the payment of which is not, at the time, required by subsection 6.3;

               (ii    statutory Liens of landlords and Liens of carriers,
          warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii   Liens incurred or deposits made in the ordinary course of
          business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv    any attachment or judgment Lien not constituting an Event
          of Default under subsection 8.8;

               (v     leases or subleases granted to others not interfering in
          any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vi    easements, rights-of-way, licenses, covenants, conditions, restrictions, zoning requirements, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries at the Real Property Assets subject to such Lien ;

               (vii   any (a) interest or title of a lessor or sublessor under
          any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

               (viii Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

               (ix    Liens on goods held by suppliers arising in the ordinary
          course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore and as long as such Lien remains unperfected;

               (x     Liens in favor of customs and revenue authorities arising
          as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (xi    rights of franchisees under franchise agreements in
          keeping with the Company's historical practices;

               (xii   with respect to any Real Property Asset in which the
          Company owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the county where such Real Property Asset is located other than any defect or encumbrance created or suffered by the Company; and

               (xiii the effect of any eminent domain or condemnation proceedings.

          "PERMITTED FOREIGN JOINT VENTURE INVESTMENT" means the Investment by Company in the proposed Joint Venture in Asia; provided that, (i) the joint
                                                    --------
     venture interest shall be at least 10%, (ii) the aggregate investment by Company shall not exceed $30,000,000 and the Investment made by Company in any Fiscal Year shall not exceed $10,000,000, and (iii) the businesses of the Joint Venture shall consist of the development and operation of "quick service restaurants" in Asia using Company's brands.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PREFERRED STOCK" means all issued and outstanding shares of cumulative exchangeable, redeemable 10% Preferred Stock of Company.

          "PREPAYMENT CUT-OFF DATE" has the meaning assigned to that term in subsection 2.4B(iv).

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRIME RATE" means the rate that CIBC announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CIBC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRO FORMA BASIS" has the meaning assigned that term in subsection
     7.6E.

          "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Acquisition Facility Commitment or the Acquisition Loans of any Lender, the percentage obtained by dividing (a)
                                                                 --------
     the Acquisition Loan Exposure of that Lender by (b) the aggregate
                                                  --
     Acquisition Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate
     --------                                           --
     Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loans of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by
                 --------                                                     --
     (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, or any participations in any Swing Line Loan purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that
                            --------
     Lender by (b) the aggregate Revolving Loan Exposure of all Lenders, and (v)
            --
     for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Acquisition Loan Exposure of that Lender
        --------
     plus the Term Loan Exposure of that Lender plus the Tranche B Term Loan
     ----                                       ----
     Exposure of that Lender plus the Revolving Loan Exposure of that Lender by
                             ----                                            --
     (b) the sum of the aggregate Acquisition Loan Exposure of all Lenders plus
                                                                           ----
     the aggregate Term Loan Exposure of all Lenders plus the aggregate Tranche
                                                     ----
     B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan
                                         ----
     Exposure of all Lenders, in any such case as the
     applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                                                   ------------

          "PROJECTIONS" has the meaning assigned to that term in subsection
     5.3B.

          "REAL PROPERTY ASSETS" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by Company or any of its Subsidiaries.

          "REFINANCINGS" means, collectively, (i) the purchase by Company of all of the outstanding Preferred Stock for an aggregate purchase price not to exceed $63,000,000 and (ii) the refinancing by Company of all Specified Indebtedness.

          "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

          "REGISTER" has the meaning assigned to that term in subsection 2.1D.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATORY SHARES" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Company or a Wholly Owned Subsidiary of Company in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Company to remit to Company or waive any dividends or distributions paid or payable in respect of such shares.

          "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

          "RELATED AGREEMENTS" means the Unsecured Subordinated Notes, the Unsecured Subordinated Note Indenture and the Cinnabon Acquisition Documents.

          "RELATED PLANT" means any plant or facility that is or is intended to be used by Company or any of its Subsidiaries in connection with the businesses permitted under subsection 7.14.

          "RELEASE" means any release or any threatened release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "REQUIRED PREPAYMENT DATE" has the meaning assigned to that term in subsection 2.4B(iv).

          "REQUISITE LENDERS" means, at any time, Lenders having or holding not less than 51% of the sum of (w) the aggregate Acquisition Loan Exposure plus (x) the aggregate Term Loan Exposure plus (y) the aggregate Tranche B
     ----                                      ----
     Term Loan Exposure plus (z) the aggregate Revolving Loan Exposure; provided
                        ----                                            --------
     that in respect of any amendment which would disproportionately affect the holders of the Term Loans, the Acquisition Loans, the Tranche B Term Loans or Revolving Loans, "REQUISITE LENDERS" shall mean, at any time, Lenders having or holding not less than 51% of such class of Loans.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Unsecured Subordinated Notes.

          "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "REVOLVING LOAN COMMITMENT TERMINATION DATE" means June 30, 2002.

          "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b)
                                                                        ----
     in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the
                                                                ----
     aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate
                       ----
     outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate
                                                        ----
     amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

          "REVOLVING LOANS" means (i) the Loans made by Lenders to Company pursuant to subsection 2.1A(iii) of the Existing Credit Agreement and outstanding after the Effective Date and (ii) any Loans made by Lenders to Company pursuant to subsection 2.1A(iv) of this Agreement.

          "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to the Existing Credit Agreement and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-
                                                                     ----------
     C annexed hereto, as they may be amended, supplemented or otherwise
     -
     modified from time to time.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
     (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SENIOR LEVERAGE RATIO" means the ratio of (I) as of the last day of any four-fiscal quarter period, the sum of Consolidated Total Debt less
                                                                        ----
     indebtedness outstanding under the Unsecured Subordinated Notes, determined on a consolidated basis in accordance with GAAP to (II) Consolidated
     EBITDA for the four-fiscal quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to subsection 6.1(iv).

          "SPECIFIED ASSET SALES" means Asset Sales with respect to (i) sale-leaseback transactions completed within one year following the acquisition of the subject asset; (ii) sales, leases or transfers of restaurant properties to franchisees pursuant to the Company's "turnkey" development programs, (iii) sales, leases or transfers of franchises and related assets and properties repossessed or reacquired by the Company from franchisees and subsequently resold to new franchisees all in the ordinary course of business, (iv) sales or dispositions of restaurant-related properties and assets that are no longer in operation and are surplus to the Company's needs in the ordinary course of business in an amount not in excess of $5,000,000 in any twelve month period, (v) exchanges of properties or assets for other properties or assets (other than cash or cash equivalents) that (1) are useful in the business of the Company and its Subsidiaries as then being conducted and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the directors of the Company in the case of transactions having a fair market value in excess of $1,000,000) in the ordinary course of business and (vi) the Far West Division and (vii) sales of restaurant related properties in connection with a market relocation program.

          "SPECIFIED INDEBTEDNESS" means (i) the Existing Facility and (ii) other Indebtedness of Company and its Subsidiaries outstanding on the Closing Date described in Schedule 1.1A.
                               -------------

          "SPONSOR" means Freeman Spogli & Co. Incorporated or its Affiliates or PENMAN Private Equity Fund L.P.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that is a party to the Subsidiary Guarantee on the Effective Date or that executes and delivers a counterpart of the Subsidiary Guaranty from time to time thereafter pursuant to subsection 6.10.

          "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Closing Date and delivered by the existing Subsidiary Guarantors on the Effective Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.10, substantially in the form of Exhibit XVIII annexed hereto, as such Subsidiary Guaranty
                    -------------
     may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PLEDGE AGREEMENT" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit XIX annexed hereto, as such Subsidiary
                                  -----------
     Pledge Agreement may heretofore have been or may hereafter be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

          "SUBSIDIARY SECURITY AGREEMENT" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit XX
                                                                     ----------
     annexed hereto, as such Subsidiary Security Agreement may heretofore have been or may hereafter be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means each Subsidiary Trademark Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit
                                                                     -------
     XVII annexed hereto, as such Subsidiary Trademark Security Agreement may
     ----
     heretofore have been or may hereafter be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Security Agreements, collectively.

          "SWING LINE LENDER" means CIBC or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).

          "SWING LINE LOANS" means (i) the Loans made by Swing Line Lender pursuant to subsection 2.1A(iv) of the Existing Credit Agreement and outstanding after the Effective Date and (ii) the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(v) of this Agreement.

          "SWING LINE NOTE" means (i) any promissory note of Company issued pursuant to the Existing Credit Agreement to a Swing Line Lender and (ii) any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.6B, in each case, substantially in the form of Exhibit IV-D annexed hereto, as it may be
                                  ------------
     amended, supplemented or otherwise modified from time to time.

          "SYNDICATION AGENT" means GSCP in its capacity as syndication agent.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person
                  --------
     shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "TERM LOAN COMMITMENT" means the commitment of a Lender to make Term Loans to the Company pursuant to subsection 2.1A(ii) of the Existing Credit Agreement and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination the sum of the aggregate outstanding principal amount of the Term Loans of that Lender.

          "TERM LOAN NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E(b) of the Existing Credit Agreement on the Closing Date and (ii) any promissory notes issued by the Company pursuant to subsection 9.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans, in each case substantially in the form of
     Exhibit IV-B annexed hereto, as they may be amended, restated, supplemented
     ------------
     or otherwise modified from time to time.

          "TERM LOANS" means the Existing Term Loans.

          "TITLE COMPANY" means any of Chicago Title Insurance Company, Stewart Title and Guaranty Company, Old Republic National Title Insurance Company and First American Title Insurance Company or such other reputable title insurance company reasonably satisfactory to the Administrative Agent.

          "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all
                             ----
     outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.
                                  ----

          "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(iii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment, (ii) after the Effective Date, the outstanding principal amount of the Tranche B Term Loans of that Lender.

          "TRANCHE B TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

          "TRANCHE B TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Effective Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-E annexed hereto, as they may be
                                  ------------
     amended, restated, supplemented or otherwise modified from time to time.

          "TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated hereby to occur on the Effective Date.

          "UNSECURED SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Unsecured Subordinated Notes will be issued, in the form delivered as of the Closing Date pursuant to subsection 4.1E of the
                                                  ---------------
     Existing Credit Agreement, as such indenture may heretofore have been or may hereafter be amended from time to time to the extent permitted under subsection 7.15.

          "UNSECURED SUBORDINATED NOTES" means the $175,000,000 aggregate principal amount of Company's 10-1/4% senior subordinated notes due 2007 to be issued pursuant to the Unsecured Subordinated Note Indenture.

          "VENDOR" has the meaning assigned to that term in the Recitals to this Agreement.

          "WAIVABLE MANDATORY PREPAYMENT" has the meaning assigned to that term in subsection 2.4B(iv).

          "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than Regulatory Shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "YEAR 2000 COMPLIANT" means that all computer applications owned and controlled by Company or any of its Subsidiaries that are material to Company and its Subsidiaries' business and operations are or will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER
     ------------------------------------------------------------------------
     AGREEMENT.
     ---------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  OTHER DEFINITIONAL PROVISIONS.
     -----------------------------

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.
     -------------------------------------------------

     A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make (or maintain, as the case may be) the Loans described in subsections 2.1A(ii), 2.1A(iii) and 2.1A(iv) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(v).

         (i)  Existing Loans.  Company acknowledges and confirms that each
              --------------
     Existing Lender holds Existing Loans in the respective principal amounts outstanding as of the Effective Date set forth opposite its name on
     Schedule 2.1 annexed hereto.  Company hereby represents, warrants, agrees,
     ------------
     covenants and (1) reaffirms that it has no (and it permanently and irrevocably waives and releases Agents and Lenders from any, to the extent arising on or prior to the Effective Date) defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing Loans and (2) reaffirms its obligation to pay such Loans in accordance with the terms and conditions of this Agreement and the other Loan Documents. Based on the foregoing, (A) Company and each Lender agree that (x) the Existing Acquisition Loans, (y) the Existing Term Loans and (z) the Existing Revolving Loans, and any amounts owed (whether or not presently due and payable, and including all interest accrued to the Effective Date (which shall be payable on the next Interest Payment Date with respect to the Loans to which such interest relates)) by Company to Lenders thereunder or in respect thereof, shall, as of the Effective Date, be converted to, maintained as, and owed by Company under or in respect of Acquisition Loans, Term Loans and Revolving Loans, respectively, hereunder. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Amounts repaid or prepaid in respect of the foregoing Acquisition Loans prior to the third anniversary of the Closing Date may be repaid and reborrowed through the third anniversary of the Closing Date and Revolving Loans may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date, respectively.

         (ii) Acquisition Loans.  Each Lender having an Acquisition Facility
              -----------------
     Commitment severally agrees to lend to Company from time to time during the period from the Effective Date to the third anniversary of the Closing Date an aggregate amount which when aggregated with Existing Loans of the Lender that are Acquisition Loans, shall not exceed its Pro Rata Share of the aggregate amount of the Acquisition Facility Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Acquisition Facility Commitment is set forth opposite its name on Schedule
                                                                       --------
     2.1 annexed hereto and the aggregate amount of the Acquisition Facility
     ---
     Commitments is $100,000,000; provided that the Acquisition Facility
                                  --------
     Commitments of Lenders shall be adjusted to give effect to any assignments of the Acquisition Facility Commitments pursuant to subsection 10.1B; provided further that the amount of the Acquisition Facility Commitment
     -------- -------
     shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B. Amounts borrowed under this subsection 2.1A
     (ii) may be repaid and reborrowed through the third anniversary of the Closing Date.

          (iii)  Tranche B Term Loans.  Each Lender severally agrees to lend to
                 --------------------
     Company on the Effective Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5C. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche B
        ------------
     Term Loan Commitments is $50,000,000; provided that the Tranche B Term Loan
                                           --------
     Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on October 15, 1998 if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

          (iv)   Revolving Loans.  Each Lender having a Revolving Loan
                 ---------------
     Commitment severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Effective Date to but excluding June 30, 2002 an aggregate amount which when aggregated with any outstanding Existing Loans of the Lender that are Revolving Loans, shall not exceed its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5D. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on
     Schedule 2.1 annexed hereto and the aggregate original amount of the
     ------------
     Revolving Loan Commitments is $25,000,000; provided that the Revolving Loan
                                                --------
     Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall
     --------  -------
     be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B. Each Lender's Revolving Loan Commitment shall expire on June 30, 2002 and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding June 30, 2002.

          Anything contained in this Agreement to the contrary notwithstanding in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect;

          (v)    Swing Line Loans.  Swing Line Lender hereby agrees, subject to
                 ----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Effective Date to but excluding June 30, 2002 by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5D, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant
     --------
     to subsection 2.4A(iii), 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on June 30, 2002 and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding June 30, 2002.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total

     Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default;

     (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that
                                                                 --------
     such obligations of each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

     B. BORROWING MECHANICS. Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by
it) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Acquisition Loans, Term Loans, Tranche B Term Loans and Revolving Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. All Acquisition Loans, Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender, or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(v) or subsection 3.3B with respect to Revolving Loans used to repay refunded Swing Line Loans or to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.2 (in the case of Loans made on the Effective Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders, or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.  THE REGISTER.

         (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Administrative Agent shall record in the Register the Commitments and Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation,
                            --------
     or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

         (iii) Each Lender shall record on its internal records (including, without limitation, any Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that
                                                                  --------
     failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the
         --------  -------
     Register and any Lender's records, the recordations in the Register shall govern.

         (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. NOTES AND TRANCHE B TERM NOTES. Company shall execute and deliver on the Effective Date to each Lender providing a Tranche B Term Loan Commitment (or to Administrative Agent for that Lender) a Tranche B Term Note, substantially in the form of Exhibit IV-E annexed hereto, to evidence that Lender's Tranche B
            ------------
Term Loans in the principal amount of that Lender's Tranche B Term Loans and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be guarantied and/or secured by the Collateral as provided in the Loan Documents.

     Administrative Agent and Company may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2  INTEREST ON THE LOANS.
     ---------------------

     A. RATE OF INTEREST. Subject to the provisions of subsections 2:1B, 2.6 and 2.7, each Loan, except for Swing Line Loans, shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

     Subject to the provisions of subsections 2.2E and 2.7, the Acquisition Loans, Term Loans, Tranche B Term Loans and the Revolving Loans shall bear interest through maturity as follows:

         (i)   if a Base Rate Loan, then at the sum of the Base Rate plus the
                                                                     ----
     Applicable Margin; or

         (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.
                     ----

         Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus
                                                                            ----
     the Applicable Margin.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided
                                                                       --------
that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond June 30, 2002;

          (vi) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal on such Loans unless the sum of (a) the aggregate principal amount of such Loans that are Base Rate Loans plus (b) the
                                                             ----
     aggregate principal amount of such Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Loan on such date;

          (vii) Company may not select an initial Interest Period of longer than one month with respect to Tranche B Term Loans made on the Effective Date;

          (viii) there shall be no more than 10 Interest Periods outstanding at any time; and

          (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving
           --------
Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Acquisition Loans or Term Loan or Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to the alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into
      --------- -------
a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

     Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in
                 --------
writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws whether or not allowed as a claim against Company under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in
                                                             --------
the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans based on the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of all other Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a
                                                             --------
Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.
     ----

     A.  COMMITMENT FEES.

          (i) Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Acquisition Facility Commitments, commitment fees for the period from and including the Closing Date to and excluding the third anniversary of the Closing Date equal to the average of the daily excess of the Acquisition Facility Commitments, as then in effect, over the sum of the aggregate principal amount of Acquisition Loans outstanding multiplied by the
                                                       -------------
     Applicable Commitment Fee Percentage; and

          (ii) Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments (other than Swing Line Loan Commitments), commitment fees for the period from and including the Closing Date to and excluding June 30, 2002 equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of Revolving Loans outstanding (but not any Swing Line Loans outstanding) multiplied by
                                                                  -------------
     the Applicable Commitment Fee Percentage.

     Such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and ending on June 30, 2002.

     B. ADMINISTRATIVE AGENT FEE. Company agrees to pay to Administrative Agent, an Administrative Agent's fee in the amount and at the times separately agreed to by Administrative Agent and Company.

     C. OTHER FEES. Company agrees to pay to Syndication Agent, Lead Arranger, Administrative Agent and Lenders such other fees (including, without limitation, amendment fees), in the amounts and at the times separately agreed upon between Company, Syndication Agent, Lead Arranger and Administrative Agent.

2.4  REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS
     -------------------------------------------------------------------------
     REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS
     ----------------------------------------------------------------------
     UNDER SUBSIDIARY GUARANTY.
     -------------------------

     A.   SCHEDULED PAYMENTS OF ACQUISITION LOANS.

          (i)  Scheduled Payments of Acquisition Loans.  Company shall make
               ---------------------------------------
     principal payments on the Acquisition Loans in installments on the dates and in amounts equal to the percentage of the aggregate amount of the Acquisition Loans outstanding on the third anniversary of the Closing Date, as set forth below:

               =====================================================
                                                    SCHEDULED
                                                    REPAYMENTS
                                                  OF ACQUISITION
                       DATE                           LOANS
               =====================================================
                 September 30, 2000                     5.0%
               -----------------------------------------------------
                  December 31, 2000                     5.0%
               -----------------------------------------------------
                     March 31, 2001                     5.0%
               -----------------------------------------------------
                      June 30, 2001                     5.0%
               -----------------------------------------------------
                 September 30, 2001                    10.0%
               -----------------------------------------------------
                  December 31, 2001                    10.0%
               -----------------------------------------------------
                     March 31, 2002                    15.0%
               -----------------------------------------------------
                      June 30, 2002                    45.0%
               =====================================================

     ; provided that the scheduled installments of principal of the Acquisition
       --------
     Loans provided for above shall be reduced in connection with any voluntary or mandatory prepayments of the Acquisition Loans in accordance with subsection 2.4B(iv); and provided further, that the Acquisition Loans and
                              -------- -------
     all other amounts owed hereunder with respect to the Acquisition Loans shall be paid in full no later than June 30,

2002 with respect thereto and the final installment payable by Company in respect of the Acquisition Loans on such date shall be in an amount, if such amount is different from that provided for above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Acquisition Loans.

     (ii) Scheduled Payments of Term Loan.  Company shall make principal
          -------------------------------
payments on the Term Loans in installments on the dates and in the amounts set forth below:

            ==============================================================
                                                           SCHEDULED
                                                          REPAYMENT OF
                         DATE                              TERM LOAN
            --------------------------------------------------------------
               September 30, 1998                         $1,250,000
            --------------------------------------------------------------
               December 31, 1998                          $1,250,000
            --------------------------------------------------------------
               March 31, 1999                             $2,000,000
            --------------------------------------------------------------
               June 30, 1999                              $2,000,000
            --------------------------------------------------------------
               September 30, 1999                         $2,000,000
            --------------------------------------------------------------
               December 31, 1999                          $2,000,000
            --------------------------------------------------------------
               March 31, 2000                             $2,500,000
            --------------------------------------------------------------
               June 30, 2000                              $2,500,000
            --------------------------------------------------------------
               September 30, 2000                         $2,500,000
            --------------------------------------------------------------
               December 31, 2000                          $2,500,000
            --------------------------------------------------------------
               March 31, 2001                             $2,500,000
            --------------------------------------------------------------
               June 30, 2001                              $2,500,000
            --------------------------------------------------------------
               September 30, 2001                         $2,500,000
            --------------------------------------------------------------
               December 31, 2001                          $2,500,000
            --------------------------------------------------------------
               March 31, 2002                             $7,500,000
            --------------------------------------------------------------
               June 30, 2002                              $7,500,000
            ==============================================================

; provided that the scheduled installments of principal of the Term Loans set
  --------
forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided further that the Term Loans and all other amounts owed hereunder with
-------- -------
respect to the Term Loans shall be paid in full no later than June 30, 2002, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loan.

     (iii)     Scheduled Payments of Tranche B Term Loans.  Company shall make
               ------------------------------------------
principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

             =======================================================
                          DATE                          SCHEDULED
                                                       REPAYMENT OF
                                                      TRANCHE B TERM
                                                          LOANS
             -------------------------------------------------------
               December 31, 1998                       $   125,000
             -------------------------------------------------------
               March 31, 1999                          $   125,000
               June 30, 1999                           $   125,000
               September 30, 1999                      $   125,000
               December 31, 1999                       $   125,000
             -------------------------------------------------------
               March 31, 2000                          $   125,000
               June 30, 2000                           $   125,000
               September 30, 2000                      $   125,000
               December 31, 2000                       $   125,000
             -------------------------------------------------------
               March 31, 2001                          $   125,000
               June 30, 2001                           $   125,000
               September 30, 2001                      $   125,000
               December 31, 2001                       $   125,000
             -------------------------------------------------------
               March 31, 2002                          $   125,000
               June 30, 2002                           $   125,000
               September 30, 2002                      $ 3,750,000
               December 31, 2002                       $ 3,750,000
             -------------------------------------------------------
               March 31, 2003                          $ 3,750,000
               June 30, 2003                           $ 3,750,000
               September 30, 2003                      $ 3,750,000
               December 31, 2003                       $ 3,750,000
             -------------------------------------------------------
               March 31, 2004                          $ 3,750,000
               June 30, 2004                           $21,875,000
             =======================================================

; provided that the scheduled installments of principal of the Tranche B Term
  --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4C; and provided further that the Tranche B Term Loans and all other amounts
          -------- -------
owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than June 30, 2004, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

B.   PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

     (i) Voluntary Prepayments.  Company may, upon written or telephonic
         ---------------------
notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice,
if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Acquisition Loans, Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or such lesser amount as shall constitute the aggregate amount of all outstanding Loans, as the case may be); provided, however, that
                                                      --------  -------
with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto, Company shall pay any amount payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

     (ii) Voluntary Reductions of Commitments.  Company may, upon not less
          -----------------------------------
than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Acquisition Loan Commitments, or the Revolving Loan Commitments in each case in an amount up to the amount by which the Acquisition Facility Commitments, or the Revolving Loan Commitments exceed the aggregate amount of all outstanding Acquisition Loans, or aggregate Revolving Loan Exposure, respectively, at the time of such proposed termination or reduction; provided that any such partial reduction of the
                          --------
Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the applicable Commitment of each Lender proportionately to its Pro Rata Share of such Commitments.

     (iii)  Mandatory Prepayments and Mandatory Reductions of Commitments.
            -------------------------------------------------------------

            (a)     Prepayments and Reductions from Asset Sales.  No later than
                    -------------------------------------------
     the first Business Day following the date of receipt by Company or any of its Subsidiaries of Net Cash Proceeds of any Asset Sale, Company
     shall prepay first the Term Loans,  Tranche B Term Loans and, after
                  -----
     the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the
                                                            ------
     Revolving Loans  and, prior to the third anniversary of the Closing
     Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal to such Net Cash Proceeds. Notwithstanding the foregoing, the Net Cash Proceeds of Specified
     Asset Sales shall not be required to prepay Loans as set forth above to the extent that and so long as such Net Cash Proceeds are (x)
     within 180 days of receipt of such proceeds, reinvested in the business of the Company and the Subsidiaries or, (y) within 180 days of receipt of such proceeds committed for reinvestment and reinvested within 300 days of receipt of such proceeds in the business of the
     Company and the Subsidiaries, and (z) the aggregate principal amount of all such proceeds not so reinvested at any time does not exceed $10,000,000; provided that any such funds in excess of $10,000,000 not
                  --------
     so committed or reinvested shall be used to make prepayments as required pursuant to this subsection 2.4B(iii)(a). Concurrently with any prepayment of the Loans and/or reduction of the applicable
     Commitments pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment or a reduction of the applicable Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and/or reductions of the applicable Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly make an additional prepayment of the Loans (and, if applicable, the applicable Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Administrative
     Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments pursuant to this subsection 2.4B(iii)(a) shall be further applied as specified in subsection 2.4B(iv).

          (b) Prepayments and Reductions Due to Reversion of Surplus Assets
              -------------------------------------------------------------
     of Pension Plans.  On the date of return to Company or any of its
     ----------------
     Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay in an amount (the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof, and Company shall prepay first the Term
                                                                 -----
     Loans, Tranche B Term Loans and, after the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the Revolving Loans and, prior to the third anniversary of the
         ------
     Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal thereto. Any such mandatory prepayments shall be further applied as specified in subsection 2.4B(iv).

          (c) Prepayments Due to Issuance of Equity Securities.  No later
              ------------------------------------------------
     than the first Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of such Person (including without limitation additional issuances of Company Common Stock but excluding (x) issuances of Company Common Stock to officers or employees of Company to the extent the proceeds from such issuances do not exceed in the aggregate $1,000,000 during any fiscal year and issuances of any Securities evidencing Indebtedness permitted to be incurred pursuant to subsection 7.1 and (y) issuance of equity Securities to the extent the proceeds of which are used to fund Permitted Acquisitions), Company shall prepay first the
                                                                    -----
     Term Loans, Tranche B Term Loans and, after the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the Revolving Loans and, prior to the third
                   ------
     anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal to the proceeds of such issuance; provided that on and after the date on which the Leverage Ratio
               --------
     (determined on a Pro Forma Basis giving effect to the issuance and application of the equity securities proceeds) is less than or equal to 2.50:1.0, 50% of the proceeds otherwise required to be utilized to prepay Loans pursuant to this subdivision (c) of subsection 2.4B(iii) may be applied to repurchase or prepay the Unsecured Subordinated Notes. Any such mandatory prepayments shall be further applied as specified in subsection 2.4B(iv).

          (d) Prepayments Due to Issuance of Debt.  On or prior to the
              -----------------------------------
     first Business Day after receipt by Company or any of its Subsidiaries of any proceeds of any Indebtedness (other than the Loans, and any other Indebtedness permitted by this Agreement), Company shall prepay first the Term Loans, Tranche B Term Loans and, after the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the Revolving Loans and, prior to the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal to the amount of such proceeds; provided that payment or acceptance of the amounts provided for in this subsection 2.4B(iii)(d) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders. Any such mandatory prepayments shall be further applied as specified in subsection 2.4(B)(iv).

          (e)       Prepayments and Reductions from Net Insurance/Condemnation
                    ----------------------------------------------------------
     Proceeds.  No later than the first Business Day following the date of
     --------
     receipt by Agents or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4B,
     Company shall prepay first the Term Loans, Tranche B Term Loans and,
                          -----
     after the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the
                                                            ------
     Revolving Loans  and, prior to the third anniversary of the Closing
     Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal to such Net Insurance/Condemnation Proceeds. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(e), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the Net Insurance/Condemnation Proceeds, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and, if applicable, the Acquisition Loan Commitments and the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

          (f)       Prepayments and Reductions from Consolidated Excess Cash
                    --------------------------------------------------------
    Flow. In the event that there shall be Consolidated Excess Cash Flow for any fiscal year commencing on or after December 29, 1997, within 100 days after the last day of such fiscal year Company shall prepay first the Term Loans,
                                                          -----
    Tranche B Term Loans and, after the third anniversary of the Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof), and second the Revolving Loans and, prior to the third anniversary of the
    ------
    Closing Date, the Acquisition Loans on a pro rata basis to the full extent thereof (in accordance with the respective outstanding principal amounts thereof) in an amount equal to 50% of such Consolidated Excess Cash Flow; provided that so long as the Leverage Ratio as of the end of Fiscal Year immediately prior to the date of payment under this subsection 2.4B(f) is less than or equal to 2.5:1.0 then only 25% of such Consolidated Excess Cash Flow shall be required to be prepaid. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

          (g)       Prepayments Due to Reductions or Restrictions of Revolving
                    ----------------------------------------------------------
    Loan Commitments. Company shall from time to time prepay first the Swing
    -----------------                                        -----
    Line Loans and second the Revolving Loans to the extent necessary so
                   ------
    that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

    (iv)  Application of Prepayments.
          --------------------------

          (a)       Application of Voluntary Prepayments by Type of Loans and
                    ---------------------------------------------------------
    Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall, with respect to the allocation of such prepayments among Loans and scheduled amortization payments, if applicable, be applied as specified by Company in the applicable notice of prepayment; provided that in the event
                                                    --------
    Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied to repay the Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof.

          (b)       Application of Mandatory Prepayments by Type of Loans and
                    ---------------------------------------------------------
    Order of Maturity.  Any mandatory prepayments of the Loans pursuant to
    -----------------
    subsection 2.4B(iii) shall be applied first pro rata to the scheduled
                                          ----- --------
    installments of principal of the applicable Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii),  respectively, that are unpaid at the time of such prepayment, to the full extent thereof, second to prepay the Swing Line Loans to the full extent
    ------
    thereof, and third to prepay the Revolving Loans to the full extent
                 -----
    thereof. Anything contained herein to the contrary notwithstanding, so long as any Tranche B Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Tranche B Term Loans pursuant to subsection 2.4B(iii),
                                                         --------------------
    not less than three Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "PREPAYMENT CUT-OFF DATE") prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Prepayment Cutoff Date shall be deemed to have elected, as of the Prepayment Cutoff Date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Tranche B Term Loans in accordance with subsection
                                                             ----------
    2.4A(iii)) and (ii) in an amount equal to that portion of the Waivable
    ----------
    Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Acquisition Loans after the third anniversary of the Closing Date and the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof (which prepayment shall be applied to the scheduled installments of principal of the Acquisition Loans and Term Loans in accordance with subsection 2.4A(i) and subsection 2.4A(ii), respectively).
                    ----------             ----------
          (c) Application of Prepayments to Base Rate Loans and Eurodollar
              ------------------------------------------------------------
    Rate Loans.  With respect to Acquisition Loans, Term Loans, Tranche B
    ----------
    Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

C.  GENERAL PROVISIONS REGARDING PAYMENTS.

    (i)   Manner and Time of Payment.  All payments by Company of principal,
          --------------------------
interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

    (ii)  Application of Payments to Principal and Interest.  Subject to
          -------------------------------------------------
subsection 2.2C of this Agreement, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

    (iii) Apportionment of Payments.  Aggregate principal and interest
          -------------------------
payments in respect of Acquisition Loans, Term Loans, Tranche B Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

     (iv)  Payments on Business Days.  Whenever any payment to be made
           -------------------------
hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

     (v)   Notation of Payment.  Each Lender agrees that before disposing of
           -------------------
any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                 --------
that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.   APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY
GUARANTY.

     (i)   Application of Proceeds of Collateral.  Except as provided in
           -------------------------------------
subsection 2.4B(iii)(a) with respect to prepayments from Asset Sales, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise of rights and remedies under any Collateral Document shall be applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

           (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification under such Collateral Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

           (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     (ii)  Application of Payments Under Subsidiary Guaranty.  All payments
           -------------------------------------------------
received by Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

           (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

           (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

           (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  USE OF PROCEEDS.
     ---------------

     A. ACQUISITION LOANS. The proceeds of the Acquisition Loans shall be applied by Company to finance Permitted Acquisitions (which may include the simultaneous repayment of debt assumed in connection with Permitted Acquisitions) and to pay related costs and expenses.

     B. TERM LOANS. The proceeds of the Term Loans were applied by Company in accordance with the Existing Credit Agreement.

     C. TRANCHE B TERM LOANS. The proceeds of the Tranche B Term Loans shall be applied by Company to finance the Cinnabon Acquisition and to pay Transaction Costs.

     D. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and Swing Line Loans shall be applied by Company for working capital or general corporate purposes.

     E. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
     ----------------------------------------

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.  WITHHOLDING OF TAXES.

         (i) Payments to Be Free and Clear.  All sums payable by Company under
              -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax determined on the basis of the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii) Grossing-up of Payments.  If Company or any other Person is
              -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                  (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any
     --------
     Lender under clause (c) above except to the extent that any change after the Closing Date (in the case of each Existing Lender), after the Effective Date (in the case of each New Lender) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)   Evidence of Exemption from U.S. Withholding Tax.
                  -----------------------------------------------

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Existing Lender), on or prior to the Effective Date (in the case of each New Lender) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank

          Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b) of this subsection 2.7B(iii); provided that if such Lender shall
                                            --------
          have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Existing Lender) and on the Effective Date (in the case of each New Lender) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change after the Closing Date in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.
     ----------------------------------------------------

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender;

provided that such Lender or Issuing Lender will not be obligated to utilize
--------
such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.


                                 SECTION 3.
                          LETTERS OF CREDIT SECTION

3.1  ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
     ---------------------------------------------------------------------
     THEREIN
     -------

     A.  LETTERS OF CREDIT.  Company acknowledges and confirms that Schedule 3.1
                                                                    ------------
annexed hereto sets forth each letter of credit issued under the Existing Credit Agreement (collectively, the "EXISTING LETTERS OF CREDIT") and outstanding as of the Effective Date. Company hereby represents, warrants, agrees, covenants and
(a) reaffirms that it has no (and it permanently and irrevocably waives and releases Agents and Lenders from any, to the extent arising on or prior to the Effective Date) defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing Letters of Credit and (b) reaffirms its obligation to reimburse the applicable Issuing Lenders for honored drawings under such Existing Letters of Credit in accordance with the terms and conditions of this Agreement and the other Loan Documents applicable to Letters of Credit issued hereunder. Based on the foregoing, each Lender agrees that (1) each Existing Letter of Credit which is a Standby Letter of Credit shall, as of the Effective Date, be deemed for all purposes of this Agreement to be a Standby Letter of Credit issued hereunder, and (2) each Existing Letter of Credit which is a Commercial Letter of Credit shall, as of the Effective Date, be deemed for all purposes of this Agreement to be a Commercial Letter of Credit issued hereunder. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iv) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective Date to but excluding June 30, 2002, that Issuing Lender issue Letters of Credit for the account of Company for general corporate purposes. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company
                                                       --------
shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; or

          (ii) any Letter of Credit having an expiration date later than the earlier of (a) June 30, 2002 and (b) the date which is two years from the date of issuance of such Letter of Credit; provided that the immediately
                                                --------
     preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each upon 40 days prior written request of Company and the beneficiary thereof, so long as Issuing Lender notifies Company or such beneficiary, as the case may be, in writing not less than 20 days prior to the expiration date that it has agreed to extend for any such additional period; and provided, further that Issuing Lender shall
                                 --------  -------
     give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension.

     B.   MECHANICS OF ISSUANCE.

          (i)  Notice of Issuance.  Whenever Company desires the issuance of a
               ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 1:00 P.M. (New York time) at least five Business Days or such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the

     Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Issuing Lender to make payment under the Letter of Credit. Company shall further execute and deliver any application and other customary form documents required by Issuing Lender.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii)    Determination of Issuing Lender.  Upon receipt by a proposed
                  -------------------------------
     Issuing Lender of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event Administrative Agent is the proposed Issuing Lender, Administrative Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; and (b) in the event any other Lender is the proposed Issuing Lender, such Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto and (2) if such Lender fails to so promptly notify Company and Administrative Agent or declines to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B Company may request Administrative Agent or another Lender to (and in the case of the Administrative Agent, Administrative Agent will) be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

          (iii)   Issuance of Letter of Credit.  Upon satisfaction or waiver of
                  ----------------------------
     the conditions set forth in subsection 4.4, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

          (iv)    Notification to Lenders.  Upon the issuance of any Letter of
                  -----------------------
     Credit, Issuing Lender shall promptly notify Administrative Agent (if Issuing Lender is not Administrative Agent) and each other Lender of such issuance. Promptly after receipt of such notice, Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v)     Reports to Lenders.  At the request of any Lender, Issuing
                  ------------------
     Lender shall deliver to each other Lender a report setting forth the average for the immediately preceding calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such calendar quarter, if any.

     C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     D. EXISTING LETTERS OF CREDIT. As of the Closing Date the Existing Letters of Credit shall be deemed to have been issued under this Agreement and from and after the Closing Date shall be deemed Letters of Credit for all purposes hereunder.

3.2  LETTER OF CREDIT FEES.
     ---------------------

     Company agrees to pay the following amounts to Issuing Lender with respect to Letters of Credit issued by it:

          (i) with respect to each Letter of Credit, a fronting fee equal to .25% per annum of the daily maximum amount available to be drawn under such Letter of Credit payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; provided
                                                                    --------
     that the fronting fee payable with respect to each Letter of Credit shall not be less than $500 per annum; and

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

     Company further agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rate Share of the Revolving Loan Commitments, a letter of credit fee equal to the product of (y) a percentage equal to the Applicable Margin with respect to Eurodollar Loans and (z) daily maximum amount available to be drawn under each Letter of Credit, payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.
     -------------------------------------------------------------------

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit.

     B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this
                               --------
Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent (if Issuing Lender is not Administrative Agent) and Issuing Lender prior to 11:00 A.M. (New York time) on the date of such drawing that Company intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason
                                    --------  -------
proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.   PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

          (i) Payment by Lenders.  In the event that Company shall fail for any
              ------------------
     reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other

     Lender having a Revolving Loan Commitment of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

          (ii)  Distribution to Lenders of Reimbursements Received From Company.
                ---------------------------------------------------------------
     In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.  INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

          (i)   Payment of Interest by Company.  Company agrees to pay to
                ------------------------------
     Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii)  Distribution of Interest Payments by Issuing Lender.  Promptly
                ---------------------------------------------------
     upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) Issuing Lender shall distribute to each other Lender having a Revolving Loan Commitment, out of the interest received by Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  OBLIGATIONS ABSOLUTE.
     --------------------

     Subject to the provisions of subsection 3.3A, the obligation of Company to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto; or

          (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by Issuing Lender under the applicable
--------
Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.
     --------------------------------------------------

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5 and without limiting the provisions of subsection 3.3A, Company shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
     -------------------------------------------------------

     In the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by Issuing Lender or any Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects Issuing Lender or any Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or any Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Issuing Lender or any Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or any Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Issuing Lender or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or such Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or such

Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                  SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT


4.1  CONDITIONS TO EXISTING LOANS AND LETTERS OF CREDIT.
     --------------------------------------------------

     The conditions to the making of the Existing Loans and the issuance of the Existing Letters of Credit have been satisfied.

4.2  CONDITIONS TO TRANCHE B TERM LOANS.
     ----------------------------------

     The obligations of Lenders to make the Tranche B Term Loans are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

          A. COMPANY DOCUMENTS. On or before the Effective Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Effective Date:

               (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Minnesota and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Effective Date;

               (ii) Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the other Loan Documents and the Cinnabon Acquisition Documents to which it is a party and approving the Cinnabon Acquisition as contemplated by the Cinnabon Acquisition Documents, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

               (v) Executed originals of this Agreement and (to the extent not previously executed and delivered to the Lenders) the other Loan Documents to which it is a party; and

               (vi) Such other documents as Lead Arranger or Administrative Agent may reasonably request.

     B. ACQUISITION DOCUMENTS. On or before the Effective Date, Company shall, or shall cause Acquisition Corp. to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to the Cinnabon Acquisition, each dated the Effective Date:

          (i) Certified copies of the Certificate of Incorporation of Acquisition Corp., together with a good standing certificate from the Secretary of State of Delaware and each other state in which Acquisition Corp. is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Date;

          (ii) Copies of the Bylaws of Acquisition Corp., certified as of the Effective Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of Acquisition Corp. approving and authorizing the execution, delivery and performance of the Cinnabon Acquisition Agreement, and approving and authorizing the consummation of the Cinnabon Acquisition in the manner contemplated by the Cinnabon Acquisition Documents, certified as of the Effective Date by the secretary or an assistant secretary of Acquisition as being in full force and effect without modification or amendment; and

          (iv) Signature and incumbency certificates of the officers of Acquisition executing the Cinnabon Acquisition Agreement.

     C.   CINNABON ACQUISITION DOCUMENTS.

          (i) Cinnabon Acquisition Documents. On or before the Effective Date, Company shall, or shall cause Acquisition Corp. to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) a fully executed or conformed copy of each Cinnabon Acquisition Document, each of which shall be reasonably satisfactory in form and substance to Lead Arranger and Administrative Agent. The Cinnabon Acquisition Documents shall each be in full force and effect and no provision thereof shall have been modified or waived in any respect which could be reasonably expected to have a Material Adverse Effect, in each case without the consent of Lead Arranger and Administrative Agent, such consent not to be unreasonably withheld.

          (ii)   No Material Litigation.  There shall be no material litigation
                 ----------------------
     pending which challenges the Cinnabon Acquisition in any respect which is, in the reasonable judgment of Lead Arranger or Administrative Agent, material.

          D. SECURITY INTERESTS. Company and Subsidiary Guarantors shall have taken or caused to be taken (and Lead Arranger and Administrative Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (ii) and (iv) below) in such a manner so that Administrative Agent, for the benefit of Lenders, will have, a valid first priority security interest (subject to Liens permitted under subsection 7.2) in the entire Collateral (except to the extent any such security interest cannot be granted under applicable laws). Such actions shall include, without limitation, (i) certificates (which certificates shall be registered in the name of Administrative Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing the capital stock pledged pursuant to the Company Pledge Agreement and delivery to Administrative Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral, (ii) delivery to Administrative Agent of Uniform Commercial Code financing statements and fixture filings as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral, (iii) delivery to Administrative Agent of the Acknowledgment and Consent and (iv) delivery to Administrative Agent of such other documents and instruments that Lead Arranger or Administrative Agent reasonably deems necessary or advisable to establish, preserve and perfect as of the Closing Date the first priority Liens granted to Administrative Agent on behalf of Lenders under the Collateral Documents.

          E. OPINIONS OF COMPANY'S COUNSEL. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Cohen Pollock Merlin Axelrod & Tanenbaum, LLP, Dorsey & Whitney, and Richards & O'Neil, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Lead Arranger and its counsel and Administrative Agent, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibits VI-A, VI-B and VI-C annexed hereto and as to such other matters as
     -------------  ----     ----
     Lead Arranger and Administrative Agent acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to

     Lead Arranger and Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

          F. OPINIONS OF LEAD ARRANGER'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Lead Arranger, dated as of the Effective Date, substantially in the form of Exhibit VI-D annexed
                                                            ------------
     hereto and as to such other matters as Lead Arranger acting on behalf of Lenders may reasonably request.

          G. FEES. Company shall have paid to Syndication Agent, Lead Arranger, Administrative Agent and Lenders, the fees payable on the Effective Date referred to in subsection 2.3.

          H. NO MATERIAL ADVERSE EFFECT. Since December 29, 1996, no Material Adverse Effect (in the reasonable opinion of Lead Arranger and Administrative Agent) shall have occurred. Since June 14, 1998, there shall not have been an adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operation of Company and its Subsidiaries or of Cinnabon, which is, in the reasonable judgment of Lead Arranger and Administrative Agent, material.

          I.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS.
     Company shall have delivered to Lead Arranger and Administrative Agent an Officers' Certificate, in form and substance satisfactory to Lead Arranger and Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of such date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such date except as otherwise disclosed to and agreed to in writing by Lead Arranger, Administrative Agent and Requisite Lenders.

          J. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Lead Arranger, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Lead Arranger and such counsel, and Lead Arranger and such counsel shall have received all such counterpart originals or certified copies of such documents as Lead Arranger or Administrative Agent may reasonably request.

          K. INSURANCE APPRAISAL; EVIDENCE OF INSURANCE. Administrative Agent and Lead Arranger shall have received satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 6.4, and Administrative Agent and Lead Arranger shall be satisfied with the nature and scope of these insurance policies.

          L. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations that are necessary in connection with the Cinnabon Acquisition and the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Vendor and its Subsidiaries in substantially the same manner as conducted prior to the Acquisition, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Lead Arranger (except as disclosed to and approved by Lead Arranger). All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Cinnabon Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          M.  CORPORATE STRUCTURE; MANAGEMENT.

              (i)  Corporate Structure.  The corporate organizational structure,
                   -------------------
     capital structure and ownership of Company and its Subsidiaries, after giving effect to the Cinnabon Acquisition, shall be as set forth on
     Schedule 4.2M annexed hereto.
     -------------

              (ii) Management.  The management structure of Company, after
                   ----------
     giving effect to the Cinnabon Acquisition, shall be as set forth on
     Schedule 4.2M annexed hereto and there shall not have been any material
     -------------
     adverse changes to the Material Contracts since the Closing Date.

          N. REPAYMENT OF SWING LINE LOANS. On the Effective Date, immediately before and after giving effect to any borrowings hereunder on such date, no Swing Line Loans shall be outstanding.

          O. NO EVENT OF DEFAULT. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that immediately prior to the Effective Date, no event has occurred and is continuing that would constitute an Event of Default or Potential Event of Default under the Existing Credit Agreement.

          P. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Effective Date, Lenders shall have received from Company and be satisfied with (i) audited financial statements of Vendor and its Subsidiaries for the periods ending March 31, 1997 and March 31, 1998 (it being understood and agreed that the foregoing audited financial statements for the said periods shall not be released by Vendor to Company until the Effective
     Date), consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such periods, (ii) unaudited financial statements of Vendor and its Subsidiaries for the period from April 1, 1998 through the monthly period most recently ended (for which such statements are available), consisting of a consolidated balance sheet (prepared on a divisional basis) and the related consolidated statement of income for the period ending on each such date, all in reasonable detail and the accuracy and preparation of which have been represented to by Vendor under the Cinnabon Acquisition Agreement that they fairly present, in all material respects, the financial condition of Vendor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) audited financial statements of the Company and its Subsidiaries for the period ending December 28, 1997, consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (iv) unaudited financial statements of Company and its Subsidiaries for the period from December 29, 1997 through August 9, 1998, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the period ending on each such date, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (v) pro forma combined balance sheets of Company and its Subsidiaries as at June 14, 1998, prepared in accordance with GAAP and reflecting the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (vi) the Projections.

          Q. CAPITALIZATION OF COMPANY. On or before the Effective Date, Sponsor and other investors shall have purchased common stock of Company for cash consideration of not less than $20,000,000, which amount shall be contributed by Company to the consideration due under the Cinnabon Acquisition Agreement.

          For purposes of determining compliance with the conditions specified in subsection 4.2, each Lender that has executed this Agreement or subsequently becomes a party to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to the Lender or Administrative Agent, unless Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto and either such objection shall not have been withdrawn by written notice to Administrative Agent to that effect on or prior to the Effective Date or, if any borrowing on the Effective Date has been requested, the Lender shall not have made available to Administrative Agent on or prior to the Closing date the Lender's Pro Rata Share of such borrowing.

4.3  CONDITIONS TO ALL LOANS.

     The obligations of Lenders to make Loans on each Funding Date are subject to the following conditions precedent:

          A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the president, chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

          B.   As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the Tranche B Term Loans, prior to the Effective Date), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Lead Arranger, Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.4  CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT.
     -------------------------------------------

     The issuance of any Letter of Credit (other than the Existing Letters of Credit) hereunder (whether or not Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

          A. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the president, chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                  SECTION 5.
                   COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make (or maintain, as the case may be) the Loans, to induce Issuing Lender to issue (or maintain, as the case may be) Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on the Effective Date, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete; provided, however, that any representations and
                                --------
warranties made on the Effective Date only regarding Vendor and its Subsidiaries are based upon Company's knowledge as of the Effective Date:

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
     ----------------------------------------------------------------
     SUBSIDIARIES.
     ------------

     A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D. SUBSIDIARIES. All of the Subsidiaries of Company (as of the Effective Date and after giving effect to the Cinnabon Acquisition) are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time
------------                         ------------
to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto
                                                  ------------
(as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                          ------------
supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, singly or in the aggregate, has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets
                ------------
forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2  AUTHORIZATION OF BORROWING, ETC.
     -------------------------------

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Company.

     B. NO CONFLICT. After giving effect to the consummation of the transactions contemplated hereby to occur on the Effective Date, the execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws or any other organizational documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders and except as disclosed on Schedule 5.2B.
                                              -------------

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than filings required in connection with the perfection of security interests granted pursuant to the Collateral Documents.

     D. BINDING OBLIGATION. This Agreement has, and each of the other Loan Documents have been duly executed and delivered by Company and this Agreement and each of the other Loan Documents is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. VALID ISSUANCE OF UNSECURED SUBORDINATED NOTES. The Unsecured Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Unsecured Subordinated Notes will be enforceable against the holders thereof, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "SENIOR DEBT" included in such provisions. The Unsecured Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt therefrom.

     F.  COLLATERAL DOCUMENTS.  Except as set forth in Schedule 5.2F, the
                                                       -------------
security interests created in favor of Administrative Agent under the Collateral Documents (to the extent purported to be created thereunder) will at all times from and after the Effective Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and Lien on all of the Collateral referred to therein in favor of Administrative Agent for the benefit of the Lenders and, from and after the date of filing of the documents delivered on the Closing Date pursuant to subsection 4.2D perfected and prior to the rights of all third persons (other than Permitted Encumbrances) in accordance with the requirements of all applicable Collateral Documents. Each Loan Party has title to its Collateral as set forth in clauses (i), (ii) and (iii) of subsection 5.5, as the case may be, and all such Collateral is free and clear of all Liens except for Liens permitted by subsection 7.2. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and uniform commercial code financing statements to be filed, or delivered to Administrative Agent for filing, on the Effective Date and periodic uniform commercial code continuation filings or as is specifically otherwise permitted by the terms of any applicable Collateral Document.

5.3  FINANCIAL CONDITION.
     -------------------

     A. FINANCIAL STATEMENTS. Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries for fiscal years 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the fiscal year then ended together with auditors letters provided to Company in respect of such balance sheets, (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries for the Company's last fiscal period ending August 9, 1998 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the period from December 28, 1997 to the fiscal period then ended, (iii) a pro forma balance sheet for Company and its Subsidiaries as of June 14, 1998 giving effect to the transaction to be consummated on the Effective Date together with an income statement for Company and its Subsidiaries for the three fiscal periods ending on such date, (iv) the consolidated balance sheet of Vendor and its Subsidiaries as at June 30, 1998 and the related consolidated statements of income, stockholders' equity and cash flows of Vendor and its Subsidiaries for the three-month period then ended, together with the corresponding figures for the corresponding period ending on June 30 of the previous year, together with monthly financial statements of Vendor and its Subsidiaries for each month from June 30, 1998 to the month most recently ended (for which such statements are available), and (v) the financial statements required to be delivered pursuant to subsection 4.2P. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and to the omission of footnotes. Neither Company, Acquisition Corp. nor Vendor has (and will not following the funding of the Tranche B Term Loans), any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or the most recent financial statements delivered by Company pursuant to subsection 6.1 of the Existing Credit Agreement or subsection 4.2P of this Agreement in the case of Vendor and which singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     B. PROJECTIONS. On and as of the Effective Date, the financial projections of Company and its Subsidiaries for fiscal years 1998 through 2004 (giving effect to the Cinnabon Acquisition) previously delivered to Lenders (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Effective Date, management of Company believed that the Projections were reasonable and attainable.

5.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
     ---------------------------------------------------------

     Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the Closing Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  TITLE TO PROPERTIES; LIENS.
     --------------------------

     After giving effect to the transactions contemplated by this Agreement to occur on the Effective Date, and subject to Permitted Encumbrances, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 of the Existing Credit Agreement, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7, or the leasehold properties the loss of which could not reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement or the Collateral Documents, all such properties and assets are free and clear of Liens.

5.6  LITIGATION; ADVERSE FACTS.
     -------------------------

     There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.
     ----------------

     Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which would be delinquent if unpaid have been paid. Company knows of no proposed material tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such
                                                         --------
reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8   PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.
      --------------------------------------------------------

      A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

      B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9   GOVERNMENTAL REGULATION.
      -----------------------

      Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  SECURITIES ACTIVITIES.
      ---------------------

      A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11  EMPLOYEE BENEFIT PLANS.
      ----------------------

      A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects.

      B. There has been no ERISA Event which is continuing or in respect of which there is any outstanding liability of Company or any of its ERISA Affiliates which would reasonably be expected to have a Material Adverse Effect. No ERISA Event is reasonably expected to occur which would reasonably be expected to have a Material Adverse Effect.

      C. Except to the extent required under Section 4980B of the Internal Revenue Code or conversion rights under applicable state law or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health
         -------------
or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

      D. As of the most recent valuation date for any Pension Plan, the excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such

Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess), does not exceed $1,000,000.

      E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company or any of its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal for all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

5.12  CERTAIN FEES.
      ------------

      No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13  ENVIRONMENTAL PROTECTION.
      ------------------------

      A. The operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except to the extent a failure to so comply would not have a Material Adverse Effect;

      B. None of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

      C. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) prior administrative or judicial proceedings relating to the violation by Company or such Subsidiary of any Environmental Laws or (b) any Environmental Claims; and

      D. No Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that in any single case or in the aggregate has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect.

5.14  EMPLOYEE MATTERS.
      ----------------

      Neither Company nor any of its Subsidiaries as of the date hereof is party to any collective bargaining agreement. Except as set forth on Schedule 5.14, there is no strike, work stoppage, slow down, lock-out or other labor dispute pending or, to the knowledge of Company, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  SOLVENCY.
      ---------

      Each of Company and each of its Subsidiaries, is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent except to the extent the failure of any such Subsidiaries to be Solvent would not in the aggregate be reasonably expected to have a Material Adverse Effect.

5.16  INTELLECTUAL PROPERTY.
      -----------------------

      A. Company and its Subsidiaries own, or are licensed (to the extent required to be so licensed) to use, the Intellectual Property and all such Intellectual Property is, to the extent reasonably deemed necessary and appropriate by Company for the conduct of its business, fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, and Company owns all of the right, title and interest in and to the "Churchs Fried Chicken " and "Popeyes Chicken and Biscuits" trademarks and the other Intellectual Property listed on Schedule 5.16 under the
                                                         -------------
applicable laws of the United States free and clear of any Lien (other than Permitted Encumbrances and Liens created in favor of Administrative Agent on behalf of Lenders pursuant to the Loan Documents).

      B.  Except as disclosed in Schedule 5.16, no material claim has been
                                -------------
asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in Schedule 5.16, the use of
                                                   -------------
such Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement or the Refinancings will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Company or any of its Subsidiaries.

5.17  APPLICABLE LAW.
      --------------

      Company and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations, orders, applications, reporting and licensing requirements of all governmental authorities except for violations thereof which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.18  REAL PROPERTY.
      -------------

      A. Neither Company nor any of its Subsidiaries owns any interest in real property other than the Real Property Assets identified in Schedule 5.18A
                                                           --------------
annexed hereto (as supplemented from time to time pursuant to subsection 6.1(xvii)).

      B.  Except as set forth in Schedule 5.18B, with respect to each lease
                                 --------------
for a Real Property Asset in which the Company or one of its Subsidiaries has a leasehold interest, either (i) no consent is required from the lessor thereunder in order for the Company or applicable Subsidiary to encumber its leasehold interest or (ii) the Company or such Subsidiary has obtained from the lessor all required consents to the Mortgages and assignment and modification thereof, to the extent required and not excluded by subsection 6.11.

5.19  INSURANCE.
      ---------

      Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, all as determined by the officers of Company in their reasonable discretion.

5.20  RELATED AGREEMENTS.
      ------------------

      A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Agents complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

      B. VENDOR'S WARRANTIES. Except to the extent otherwise set forth herein or in the schedules hereto, to Company's knowledge each of the representations and warranties given by Vendor to Company in the Cinnabon Acquisition Agreement was true and correct in all material respects as of the Effective Date (or as of any earlier date to which such representation and warranty specifically relates), subject to the qualifications set forth in the schedules to the Cinnabon Acquisition Agreement.

      C. WARRANTIES OF COMPANY. Subject to the qualifications and the schedules set forth therein, each of the representations and warranties given by Company to Vendor in the Cinnabon Acquisition Agreement was true and correct in all material respects as of the Effective Date.

      D. SURVIVAL. Notwithstanding anything in the Cinnabon Acquisition Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.20B and 5.20C shall, for purposes of this Agreement, survive the Effective Date for the benefit of Agents and Lenders.

5.21  DISCLOSURE.
      ----------

      No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement (including, without limitation, the Summary Information Memorandum dated September 1998, slides and other material distributed to Lenders in syndication meetings and for due diligence purposes) contains as of its date any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


                                  SECTION 6.
                       COMPANY'S AFFIRMATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   FINANCIAL STATEMENTS AND OTHER REPORTS.
      --------------------------------------

      Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i)  Four-week Financials:  as soon as available and in any event
               --------------------
     within 30 days after the end of each four-week accounting period ending after the Closing Date, a consolidated profit and loss statement for Company and its Subsidiaries as at the end of such four-week period in the form prepared for presentation to the Board of Directors of Company for such period and for the period from the beginning of the then current fiscal year to the end of such period;

          (ii) Quarterly Financials:  as soon as available and in any event
               --------------------
     within 45 days after the end of each of the first, second and third fiscal quarter of each fiscal year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan for the current fiscal year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to the Board of Directors of Company for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (iii)  Year-End Financials:  as soon as available and in any event
                 -------------------
     within 90 days after the end of each fiscal year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan delivered pursuant to subsection 6.1(xiii) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to the Board of Directors of Company for such fiscal year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)   Officers' and Compliance Certificates:  (a) together with each
                 -------------------------------------
     delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7 and the provisions of 2.4B(iii);

          (v)    Reconciliation Statements:  if, as a result of any change in
                 -------------------------
     accounting principles from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current fiscal year to the effective date of such change and (z), if requested by Administrative Agent, the one full fiscal year immediately preceding the fiscal year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
     (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi)   Accountants' Certification:  together with each delivery of
                 --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                        --------
     reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases:  promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company through its corporate office to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (ix)   Events of Default, etc.: promptly upon any executive officer of
                 -----------------------
     Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x)    Litigation or Other Proceedings:  promptly upon any executive
                 -------------------------------
     officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in any case:

                 (x) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

          (xi)    ERISA Events:  promptly upon becoming aware of the occurrence
                  ------------
     of or forthcoming occurrence of any ERISA Event that could have a Material Adverse Effect, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)   ERISA Notices:  with reasonable promptness, copies of (a) each
                  -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates concerning an ERISA Event with respect to a Multiemployer Plan that could have a Material Adverse Effect; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii)  Financial Plans:  as soon as practicable and in any event no
                  ---------------
     later than 75 days after the beginning of each fiscal year, (a) a consolidated and consolidating plan and financial budget for such fiscal year, including without limitation budgeted consolidated and consolidating balance sheets and budgeted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such fiscal year, and an explanation of the assumptions on which such budgets are based, and
     (b) to the extent otherwise prepared by Company, projected consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for the period remaining through June 30, 2004 together with an explanation of the assumptions on which such long term projections are based;

          (xiv)   Insurance:  as soon as practicable and in any event by April 1
                  ---------
     of each fiscal year, a report in form and substance satisfactory to Administrative Agent outlining all material deviations in insurance coverage maintained as of the date of such report by Company and its Subsidiaries from that maintained during the immediately preceding period;

          (xv)    Environmental Audits and Reports:  as soon as practicable
                  --------------------------------
     following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect;

          (xvi)   Board of Directors:  with reasonable promptness, written
                  ------------------
     notice of any material change in the Board of Directors of Company or any of its Subsidiaries;

          (xvii)  New Subsidiaries; New Real Property:  (x) not less than ten
                  -----------------------------------
     Business Days prior to any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person will become a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect
                                      ------------
     to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all
                                          ------------
     purposes of this Agreement) and (y) no less than once during each six month period, a list of real property acquired by Company and its Subsidiaries since the date of the last list provided pursuant to this clause 6.1(xvii);

          (xviii) Existing Agreement Financial Covenants:  on or before the
                  --------------------------------------
     Effective Date, an Officer's Certificate to Lenders evidencing pro forma compliance with the requirements of subsection 7.6 of the Existing Credit Agreement as of June 14, 1998;

          (xix)  Other Information:  with reasonable promptness, such other
                 -----------------
     information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

6.2  CORPORATE EXISTENCE, ETC.
     -------------------------

     Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
     ----------------------------------------------

     A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim
                                        --------
need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.
     ------------------------------------

     A. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance (other than general liability policies) shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder and shall provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

     B.  APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.  Upon receipt by
         --------------------------------------------------
Company or any of its Subsidiaries of any proceeds constituting Net Insurance/Condemnation Proceeds so long as no Event of Default or Potential Event of Default shall have occurred or be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds (i) in the case of business interruption insurance for working capital and general corporate purposes and (ii) in the case of any other insurance proceeds to promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the cost of repairing or restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received within 300 days of receipt thereof, provided that any such Net Insurance/Condemnation Proceeds not so applied shall be used to prepay the Loans as provided in subsection 2.4B(iii)(e).

6.5  INSPECTION; LENDER MEETING
     --------------------------

     Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and provided that Lenders shall make reasonable efforts to coordinate their visits and inspections with each other to minimize the number of such visits and inspections. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each calendar year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  COMPLIANCE WITH LAWS, ETC.
     --------------------------

     Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would reasonably be expected to cause a Material Adverse Effect.

6.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.
     ---------------------------------------

     A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities currently owned and leased and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws noncompliance with which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     B. Company agrees that Administrative Agent may, from time to time, (i) upon reasonable belief based upon information obtained after the Closing Date of the existence of a past or present Release or threatened Release of any Hazardous Materials into, onto, beneath or from any Facility or (ii) upon the occurrence and during the continuance of an Event of Default, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility owned, leased or operated by Company or any of its Subsidiaries, and Company agrees to use its commercially reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased or operated by Company or any of its Subsidiaries. Company hereby, grants to the extent no consent of a landlord is required or, if landlord consent is required, to use its reasonable efforts to obtain a landlord consent to grant, to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report,
(ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report. Company acknowledges that Administrative Agent's exercise of its rights under this subsection 6.7B shall not be deemed generation, treatment, storage, transportation, disposal or arrangement for disposal of Hazardous Materials.

     C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (a) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (b) any Environmental Claim that would reasonably be expected to have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

      D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that would reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

      E. Company shall, at its own expense, provide copies of such documents or information as Lead Arranger or Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8   COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.
      --------------------------------------------------------

     Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary response action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations to the extent that the failure to so comply could reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance in all material respects with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9   ENVIRONMENTAL INDEMNITY.
      -----------------------

      Company shall fully and promptly pay, perform, discharge, defend (subject to Indemnitee's reasonable approval of Company's selection of counsel), indemnify and hold harmless each Indemnitee from and against any action, suit, proceeding, claim or loss (an "INDEMNIFIED ENVIRONMENTAL CLAIM") suffered or incurred by that Indemnitee under or on account of any Environmental Laws or any Release of any Hazardous Materials relating to the Facilities or any Hazardous Materials generated at or originating from the Facilities by or at the direction of Company or its Subsidiaries) other than any liability to the extent that such liability results solely from the gross negligence or willful misconduct of the Indemnitee, all as evidenced by a final judgment of a court of competent jurisdiction; provided, however, that if Indemnities acquire title to any
              --------  -------
Facility and Company and its Subsidiaries are no longer in possession of the Facility (the "CUT-OFF DATE") at the time of an Indemnified Environmental Claim, such Indemnified Environmental Claim shall be covered by the indemnity set forth in this subsection 6.9 only if it arises out of or as a result of: (i) the occurrence, at any time prior to the Cut-off Date, of any use, storage, holding, existence, or Release of any Hazardous Materials whether currently known or unknown; (ii) any use, storage, holding, existence, or Release of any Hazardous Materials that Company or any of its Subsidiaries caused or contributed to directly or indirectly at any time whether currently known or unknown; (iii) any violation, prior to the Cut-off Date, of any applicable Environmental Laws relating to any Facility or to the ownership, use, occupancy or operation thereof; (iv) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental authority in connection with any use, storage, holding, existence or Release of any Hazardous Materials prior to the Cut-off Date whether currently known or unknown; or (v) the inaccuracy or breach of any representation or warranty set forth in any Loan Document.

6.10  EXECUTION OF LOAN DOCUMENTS BY FUTURE SUBSIDIARIES6.
      ------------------------------------------------------

      In the event that any Person becomes a Subsidiary of Company which is organized under the law of the United States or any state thereof after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, and Additional Mortgages on all fee interests and material leasehold interests as Administrative Agent or Requisite Lenders may request and to take all such further action and execute all such further documents and instruments as may be required to grant creditors' rights and grant and perfect in favor of Administrative Agent, for the benefit of Lenders, subject to a first-priority Lien in all of the Real Property Assets and all of the personal property assets of such Subsidiary Guarantor (provided that with respect to leased Real Property Assets, Company
           --------
and its Subsidiaries shall not be required to grant any security interests requested by Administrative Agent or Requisite Lenders which require a landlord consent if Company has exercised commercially reasonable efforts to obtain such consent and has been unable to do so), all in form and substance reasonably satisfactory to Administrative Agent. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation or comparable organizational documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation or organization, each to be dated a recent date prior to their delivery to Administrative Agent,
(ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of the such Loan Documents against such Subsidiary, and (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

6.11  COVENANTS REGARDING ACQUISITION PROPERTIES.
      -----------------------------------------------

      A. With respect to Real Property Assets to be acquired by Company or any of its Subsidiaries after the Effective Date that individually has a book value greater than or equal to $250,000 or in the aggregate has a book value greater than or equal to $5,000,000 (each an "ACQUISITION PROPERTY" and collectively, the "ACQUISITION PROPERTIES") Company shall, and shall cause its Subsidiaries to, (i) not less than ten (10) days prior to the acquisition thereof, notify Administrative Agent and Lead Arranger in writing of such pending acquisition;
(ii) not later than the date on which such property is acquired, deliver to Administrative Agent and Lead Arranger a mortgage, deed of trust or deed to secure debt (each an "ADDITIONAL MORTGAGE" and collectively the "ADDITIONAL MORTGAGES") substantially in the form attached hereto as Exhibit XV to be
                                                         ----------
executed by Company or applicable Subsidiary, encumbering each such Acquisition Property; (iii) not later than the date on which such property is acquired, have delivered to Administrative Agent and Lead Arranger a title report in respect of any such Acquisition Property to be owned by Company or one of its Subsidiaries in fee and, if reasonably required by Administrative Agent, a title report in respect of any such Acquisition Property to consist of material leasehold interests; (iv) if such Acquisition Property is to be held by Company or one of its Subsidiaries as a leasehold interest, exercise commercially reasonable efforts to obtain and deliver to Administrative Agent and Lead Arranger (x) the consent of the lessor thereof to the encumbering by Company or the applicable Subsidiary of its leasehold interest as a condition to Company's obligation to deliver an Additional Mortgage and (y) upon the request of Administrative Agent, deliver to Administrative Agent and Lead Arranger an estoppel letter from the landlord, in form and substance reasonably satisfactory to Administrative Agent; and (v) not less than ten (10) days prior to the acquisition thereof, in the case of any such Acquisition Property to be owned in fee, deliver to Administrative Agent and Lead Arranger environmental audits prepared by nationally recognized professional consultants or other consultants mutually acceptable to Company and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent in its reasonable discretion.

     B. If required pursuant to subsection 6.11A, on or prior to the date on which any such Acquisition Property is acquired by Company or one of its Subsidiaries, Company shall have, or have caused such Subsidiary to have, with respect to each such Acquisition Property (i) delivered to Administrative Agent fully executed counterparts of an Additional Mortgage previously approved by Administrative Agent and Lead Arranger, together with evidence that such Additional Mortgage has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Acquisition Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (ii) if required to order a title report pursuant to subsection 6.11(a)(iii) above, deliver an ALTA mortgagee title insurance policy (each an "ADDITIONAL MORTGAGEE POLICY" and collectively, the "ADDITIONAL MORTGAGEE POLICIES") issued by the Title Company, in an amount reasonably satisfactory to Administrative Agent (but not in excess of Agent's reasonable determination of the fair market value of the Acquisition Property), assuring Administrative Agent that the Additional Mortgage to be executed in connection with the acquisition thereof creates a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in the Additional Mortgage) on such Acquisition Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and subject to a standard survey exception, and which Additional Mortgagee Policy shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (iii) if the Acquisition Property is to be leased or subleased by the Company or applicable Subsidiary to a non-Affiliate of Company a counterpart agreement of subordination, non-disturbance and attornment substantially in the form attached hereto as Exhibit VIII, subordinating the
                                             ------------
leasehold interest of such third party to the Additional Mortgage and the Lien created thereby, which agreement shall be executed by Company or the applicable Subsidiary as lessor (or sublessor, as the case may be) and the lessee (or sublessee, as the case may be).

      Nothing stated in this Section 6.11 shall be interpreted so as to allow the Company or any of its Subsidiaries to acquire fee or leasehold title to any Real Property Asset on or after the Closing Date except in accordance with the terms of Section 7.7 hereof.

6.12  FURTHER ASSURANCES.
      ------------------

      A. At any time or from time to time upon the request of Administrative Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, the Company shall take, and cause each of its Subsidiaries to take, such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by Subsidiary Guarantors and are secured by such of the assets of the Company and its Subsidiaries as is provided in the Loan Documents.

      B. The Company shall promptly record and file or cause to be recorded and filed, as soon as practicable after the Closing Date, the Closing Date Mortgages, Uniform Commercial Code Financing Statements and Fixture Filings and all other necessary documents, certificates and affidavits in the appropriate real and personal property records or filing office in each jurisdiction where the Collateral is located. In connection therewith, the Company shall cooperate with the Administrative Agent and with the Title Company and shall pay all recording and filing fees, taxes (including mortgage recording taxes) and all other costs and expenses incurred with respect thereto.

6.13  YEAR 2000.
      ---------

      No later than December 31, 1998, Company shall perform, except for the implementation of a replacement program in respect of point of service cash registers in approximately 450 retail stores, the installation of which shall have occurred no later than June 30, 1999, all acts reasonably necessary to ensure that Company and its Subsidiaries are Year 2000 Compliant. Such acts shall include, to the extent reasonably necessary to become Year 2000 Compliant, performing a comprehensive review and assessment of all of Company's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Company shall, immediately upon request, provide to Administrative Agent such certifications or other evidence of Company's compliance with the terms of this paragraph as Administrative Agent may from time to time require.

                                  SECTION 7.
                         COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  INDEBTEDNESS.
     ------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company may become and remain liable with respect to the Unsecured Subordinated Notes;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iv) Company and its Subsidiaries may become and remain liable with respect to intercompany Indebtedness, provided that (a) all such
                                           --------
     intercompany Indebtedness shall be evidenced by intercompany notes; (b) the obligations of each obligor on such Indebtedness shall be subordinated in right of payment to the payment and performance of such obligor's Obligations, if any, (whether as a borrower, guarantor or pledgor of Collateral under the Loan Documents to which such obligor is a party) pursuant to the terms of the intercompany notes; (c) such intercompany Indebtedness shall be reduced pro tanto by the amount of any payments made
                                   --- -----
     by such obligor in respect of its Obligations under any guarantee of the Obligations; and (d) the Intercompany Notes evidencing such indebtedness shall be pledged to Lenders;

          (v) Company may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto and any renewals or refinancings
                  ------------
     thereof;


          (vi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases, to the extent permitted under subsection 7.8;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the construction of properties for its "turnkey" program in an aggregate principal amount not to exceed $15,000,000 outstanding at any time; and

          (viii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that not more than
                                                 --------
     $10,000,000 of such Indebtedness may be secured pursuant to the provisions of subsection 7.2A(iii).

7.2  LIENS AND RELATED MATTERS.
     -------------------------

     A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)    Permitted Encumbrances and Liens securing the Obligations;

          (ii)   Liens described in Schedule 7.2 annexed hereto and Liens
                                    ------------
     securing the refinancing of the Indebtedness secured by such Liens to the extent permitted by subsection 7.1; and

          (iii) Other Liens securing Indebtedness outstanding pursuant to clause (vii) and (viii) of subsection 7.1, provided that Liens securing
                                                --------
     Indebtedness permitted under subsection 7.1(vii) and (viii) shall not encumber any assets other than the assets (and proceeds thereof) purchased or financed with the proceeds of such Indebtedness;

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except (i) with respect to specific property encumbered to secure payment of particular Indebtedness in accordance with this subsection 7.2 or to be sold pursuant to an executed agreement with respect to an Asset Sale, (ii) with respect to assets in connection with the incurrence of Indebtedness permitted under subsection 7.1(vi) or 7.1(vii), or
(iii) pursuant to the terms of Unsecured Note Indenture, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) customary nonassignment provisions in contracts or leases entered into in the ordinary course of business, (b) encumbrances or restrictions contained in agreements relating to Indebtedness incurred by Company or a Subsidiary of Company; provided (1) such
                                                             --------
Indebtedness is permitted to be incurred pursuant to subsection 7.1, (2) the encumbrances or restrictions relate solely to the property or assets of such Subsidiary, (3) are customary for the type of Indebtedness being incurred and
(4) are no more restrictive in any material respect than the existing restrictions.

7.3  INVESTMENTS; JOINT VENTURES7.
     ------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

          (ii) Company may make and own Investments in Subsidiaries of Company;

          (iii) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                                ------------

          (iv) Company may make and own Investments consisting of notes received in connection with Asset Sales permitted under subsection 7.7;

          (v) Company may make extensions of credit or otherwise provide credit support to franchisees in respect of the deferral of royalty payments, rental payments, taxes, equipment sales, financing of restaurant properties, franchise agreements and development or territory agreements of such franchisees, provided that the aggregate amount thereof created after
                       --------
     the Closing Date shall at no time be outstanding in an amount greater than $2,000,000 to any franchisee or $12,500,000 to all franchisees;

          (vi) Company may make Investments in or loans to franchisees not specified in subsection 7.4(vi) in an aggregate amount not to exceed $1,500,000 at any one time outstanding;

          (vii) Company may continue to own loans evidenced by the Employee Tax Loan Notes in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

          (viii) Company may make and own Investments consisting of notes received from employees of Company and its Subsidiaries in connection with, and in an amount not to exceed the purchase price of, their purchase of Company Common Stock, provided such notes are secured by the Company Common Stock being purchased with the proceeds thereof;

          (ix) Company may make and own Investments to be held by a grantor trust established by Company for the purpose of providing a deferred compensation plan for certain members of management; provided that the
                                                          --------
     aggregate amount of all such Investments made shall not at any time exceed $5,000,000;

          (x) Company may make and own other Investments in an amount not to exceed $5,000,000 in the aggregate;

          (xi) Company may make and own the Permitted Foreign Joint Venture Investment; and

          (xii) Company may make and own Investments permitted pursuant to subsection 7.7.

7.4  CONTINGENT OBLIGATIONS.
     ----------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements with respect to the Obligations;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                         ------------
     hereto;

          (vi) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                              --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000;

          (vii) Company may become and remain liable with respect to commodity hedging arrangements entered into in the ordinary course of business;

          (viii) Company may become and remain liable with respect to Permitted Earnout Agreements;

          (ix) To the extent constituting a Contingent Obligation, Company may become and remain liable with respect to credit support obligations relating to franchisees permitted under subsection 7.3(v) and 7.3(ix); and

          (x) Guarantees of Unsecured Subordinated Notes to the extent required under the terms of the Unsecured Subordinated Note Indenture.

7.5  RESTRICTED JUNIOR PAYMENTS.
     --------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may (i) make regularly
                           --------
scheduled payments of principal and interest in respect of the Unsecured Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Unsecured Subordinated Note Indenture, as the Unsecured Subordinated Note Indenture may be amended from time to time to the extent permitted under subsection 7.15 and repurchases or redemptions of Unsecured Subordinated Notes with the proceeds of equity securities as contemplated by subsection 2.4B(iii)(c), and (ii) make, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, payments to purchase Company Common Stock or options, warrants or rights to purchase or acquire Company Common Stock to officers or employees or former officers or employees (or their estates or estate beneficiaries) upon death, disability, retirement or termination of employment from Company or its Subsidiaries not to exceed $1,500,000 during any fiscal year, plus the amount of any Cash proceeds received
                                   ----
by Company from the sale of Company Common Stock to officers or employees of Company or its Subsidiaries within such fiscal year and (iii) other Restricted Junior Payments described in Schedule 7.5.
                             ------------

7.6  FINANCIAL COVENANTS.
     -------------------

     A. MINIMUM CASH INTEREST COVERAGE RATIO. Company shall not permit the ratio (the "CASH INTEREST COVERAGE RATIO") of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four-fiscal quarter period ending on the dates set forth below to be less than the correlative ratio indicated:


                  ==========================================
                        FISCAL               MINIMUM
                       QUARTER            CASH INTEREST
                       Ending            Coverage Ratio
                  ==========================================

                    06/14/98                     2.25:1.00
                  ==========================================

                    09/06/98                     2.25:1.00
                  ==========================================

                    12/27/98                     2.25:1.00
                  ==========================================

                    03/21/99                     2.50:1.00
                  ==========================================

                    06/13/99                     2.50:1.00
                  ==========================================

                    09/05/99                     2.50:1.00
                  ==========================================

                    12/26/99                     2.50:1.00
                  ==========================================

                    03/19/00                     2.75:1.00
                  ==========================================

                    06/11/00                     2.75:1.00
                  ==========================================

                    09/03/00                     2.75:1.00
                  ==========================================

                    12/31/00                     2.75:1.00
                  ==========================================

                    03/25/01 and                 3.00:1.00
                   thereafter
                  ==========================================

     B. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio (the "LEVERAGE RATIO") of (i) Consolidated Total Debt as of the dates set forth below to (ii) Consolidated EBITDA for the four-fiscal quarter period ending on the dates set forth below to exceed the correlative ratio indicated:

               FISCAL               MAXIMUM
              QUARTER               LEVERAGE
               Ending                Ratio
          ==========================================

              06/14/98                     4.00:1.00
          ==========================================

              09/06/98                     4.00:1.00
          ==========================================

              12/27/98                     4.00:1.00
          ==========================================

              03/21/99                     4.00:1.00
          ==========================================

              06/13/99                     4.00:1.00
          ==========================================

              09/05/99                     4.00:1.00
          ==========================================

              12/26/99                     4.00:1.00
          ==========================================

              03/19/00                     3.75:1.00
          ==========================================

              06/11/00                     3.75:1.00
          ==========================================

              09/03/00                     3.75:1.00
          ==========================================

              12/31/00                     3.75:1.00
          ==========================================

              03/25/01 and                 3.50:1.00
              thereafter
          ==========================================

     C. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio (the "FIXED CHARGE COVERAGE RATIO") of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four-fiscal quarter period ending on the dates set forth below shall not be less than the correlative ratio indicated:

          ===========================================
               FISCAL                MINIMUM
              QUARTER             FIXED CHARGE
               Ending               Coverage
          ===========================================

              06/14/98                      1.25:1.00
          ===========================================

              09/06/98                      1.25:1.00
          ===========================================

              12/27/98                      1.25:1.00
          ===========================================

              03/21/99                      1.30:1.00
          ===========================================

              06/13/99                      1.30:1.00
          ===========================================

              09/05/99                      1.30:1.00
          ===========================================

              12/26/99                      1.30:1.00
          ===========================================

              03/19/00                      1.35:1.00
          ===========================================

              06/11/00                      1.35:1.00
          ===========================================

              09/03/00                      1.35:1.00
          ===========================================

              12/31/00                      1.35:1.00
          ===========================================

            03/25/01 and                    1.40:1.00
            thereafter
          ===========================================

     D.  MAXIMUM SENIOR LEVERAGE RATIO.

     Company shall not permit the Senior Leverage Ratio as of the last day of any four-fiscal quarter period to exceed 2.50:1.00.

     E.  CERTAIN CALCULATIONS.

         (i) With respect to any calculation of Consolidated Interest Expense or Consolidated Cash Interest Expense for purposes of subsection 7.6 for a four-fiscal quarter period including the initial Funding Date, Consolidated Interest Expense and Consolidated Cash Interest Expense shall be calculated on a pro forma basis assuming, in each case, that the initial Funding Date,
          --- -----
     and the Refinancings and the borrowings by the Company to fund the same pursuant to this Agreement and the Unsecured Subordinated Notes, occurred on the first day of the applicable four-fiscal quarter period and assuming further, for purposes of calculation of the pro forma interest accrued on
                                                 --- -----
     the Loans during such periods prior to the Closing Date that all Loans outstanding were Eurodollar Loans and that the applicable reference interest rates were the average effective Adjusted Eurodollar Rates plus
                                                                         ----
     the Applicable Margin for Loans outstanding during the period from the initial Funding Date through the date of determination.

         (ii) With respect to any period during which a Permitted Acquisition is made, for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Cash Interest Expense shall be calculated with respect to such periods and such Permitted Acquisition on a pro forma basis (a "PRO FORMA BASIS"), including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Securities Act), using the audited (if available) historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted Acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection therewith had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the acquisition date at the average effective Adjusted Eurodollar Rates plus the Applicable
                                                        ----
     Margin applicable to outstanding Loans during such period), and otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance satisfactory to Administrative Agent.

     F.  PRO FORMA COMPLIANCE FOR PERMITTED ACQUISITIONS.

     On or prior to the consummation of a Permitted Acquisition financed in whole or in part with the proceeds of an Acquisition Loan, Company shall deliver to Administrative Agent an Officer's Certificate, demonstrating compliance, (y) on a Pro Forma Basis, with the financial covenants set forth in Schedule 7.6 as of the fiscal quarter most recently ended, after giving effect to such Permitted Acquisition and (z) projected compliance, on a Pro Forma Basis, with the financial covenants set forth in this subsection 7.6 as of the last day of the next succeeding fiscal quarter.

7.7  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.
     ----------------------------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired (other than in the ordinary course of business), or acquire by purchase or otherwise any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person (other than in the ordinary course of business), except:

          (i) any Subsidiary of Company may be merged with or into Company or any other Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other wholly owned Subsidiary of Company; provided that, in the case of such a merger, Company or such
              --------
     wholly owned Subsidiary shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iii) Company and its Subsidiaries may lease stores owned or leased by the Company or Subsidiaries to franchisees; provided that the rentals
                                                    --------
     received under any such lease reflect the fair market value of such property;

          (iv) subject to subsection 7.13, Company and its Subsidiaries may sell or dispose of (y) the Far West Division and (z) may make other Asset Sales (other than Specified Asset Sales) having an aggregate fair market value not in excess of $10,000,000; provided that (a) the consideration
                                         --------
     received for each such Asset Sale shall be in an amount at least equal to the fair market value thereof; (b) the consideration for each such Asset Sale (other than the Far West Division) is at least 75% Cash, and the balance is promissory notes payable to Company or its Subsidiaries; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (v) Company and its Subsidiaries may make Investments permitted pursuant to subsection 7.3;

          (vi) Company and its Subsidiaries may make Permitted Acquisitions; and (vii) Company and its Subsidiaries may make Specified Asset Sales; and

          (viii) Company and Acquisition Corp. may consummate the Cinnabon Acquisition on the Effective Date.

7.8  CAPITAL EXPENDITURES7.
     -----------------------

     A. CONSOLIDATED CAPITAL EXPENDITURES. Except as set forth in subdivision B of this subsection 7.8, Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any fiscal year or period indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth in the chart below opposite such fiscal year or period; provided that
                                                                  --------
with respect to the Maximum Consolidated Capital Expenditure Amount for any fiscal year or period, at Company's option such amount may be increased (a) by a portion (not to exceed 20%) of the Maximum Consolidated Capital Expenditure amount for the immediately preceding fiscal year which was not utilized during such preceding fiscal year, and (b) a portion (not to exceed 15%) of the amount of Maximum Consolidated Capital Expenditures Amount for the immediately succeeding year (which, to the extent of such increase shall reduce the amount of the Maximum Consolidated Capital Expenditure Amount for such succeeding year), provided that in no event shall the aggregate amount of the increases to
       --------
the Maximum Consolidated Capital Expenditures Amount pursuant to the foregoing clauses (a) and (b) in any fiscal year or period exceed $10,000,000; provided
                                                                     --------
further that the Maximum Consolidated Capital Expenditures Amount for each
-------
fiscal year set forth below shall be increased by the amount of Consolidated Excess Cash flow for the immediately preceding fiscal year not required to be used to prepay Loans pursuant to subsection 2.4B(iii)(f).

     ====================================================
                                  Maximum Consolidated
         FISCAL                   CAPITAL EXPENDITURES
       Year/Period                       Amount
     ====================================================

          1998                                    $35,000,000

          =============================================================
                                                                     0
          =============================================================
           1999 and thereafter                             $45,000,000
          =============================================================
                                                                     0

; provided that each of the Maximum Consolidated Capital Expenditure Amounts
  --------
provided for above shall be increased by an aggregate amount equal to 15% of the purchase price paid by Company in connection with any Permitted Acquisition; provided further that such aggregate amount shall be allocated pro rata among
-------- -------
the remaining periods set forth above after the consummation of the Permitted Acquisition.

      B. In addition to the foregoing, Company may make Consolidated Capital Expenditures (i) in connection with Permitted Acquisitions and (ii) with the proceeds of Specified Asset Sales, and such Consolidated Capital Expenditures made pursuant to this subsection 7.8B shall not be included for the purposes of calculating the Maximum Consolidated Capital Expenditures set forth in subsection 7.8A.

7.9   FISCAL YEAR.
      -----------

      Company shall not change the fiscal year-end of Company and its Subsidiaries from the last Sunday in December of each calendar year.

7.10  SALES AND LEASEBACKS.
      --------------------

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that the foregoing shall not apply with respect to (i) any
            --------
sale-leaseback transaction consummated prior to the Closing Date and (ii) any property acquired after the Closing Date; provided that (y) the sale of such
                                          --------
property constitutes a Specified Asset Sale and (z) the aggregate sale price paid to the Company with respect to all sales or transfers of such property shall not exceed $15,000,000.

7.11  SALE OR DISCOUNT OF RECEIVABLES.
      -------------------------------

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.
      ---------------------------------------------

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction
                                    --------
shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary compensation or employee benefit arrangements with any officer or member of the Board of Directors of Company or any of its Subsidiaries entered into in the ordinary course of business and consistent with past practice or (iii) any transactions permitted pursuant to clause (ii) or
(iii) of subsection 7.5 or clauses (vii) and (viii) of subsection 7.3.

7.13  DISPOSAL OF SUBSIDIARY STOCK.
      ----------------------------

      Except for any sale of any Regulatory Shares or 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iv), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14  CONDUCT OF BUSINESS.
      -------------------

      From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Effective Date (after giving effect to the Cinnabon Acquisition) and similar or related businesses or businesses acquired pursuant to a Permitted Acquisition or otherwise commenced by Company or its Subsidiaries; provided that any such business other than the
                                --------
food service business shall be entered into after reasonable notice to the Lenders and after consultation with the Administrative Agent and (ii) such other lines of business as may be consented to by Requisite Lenders; provided,
                                                               --------
however, that Company will not permit its Subsidiary, AFC Properties, Inc., a
-------
Georgia corporation, to own, purchase, hold, acquire (including by lease or sublease) any property other than such property it holds as at the Closing Date.

7.15  AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.
      -------------------------------------------------------------

      Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the Unsecured Subordinated Note Indenture or the Unsecured Subordinated Notes, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Unsecured Subordinated Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default (other than to eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Unsecured Subordinated Notes (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders. Company shall not designate any Indebtedness as "Designated Senior Indebtedness" under the terms of the Unsecured Subordinated Note Indenture without the prior written consent of Administrative Agent and Requisite Lenders.

                                  SECTION 8.
                              EVENTS OF DEFAULT

     If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1  FAILURE TO MAKE PAYMENTS WHEN DUE.
     ---------------------------------

     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest, any fee or any other amount due under this Agreement within five days after the date due; or

8.2  DEFAULT IN OTHER AGREEMENTS.
     ---------------------------

     (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or other amounts (to the extent such other amounts are in excess of $750,000) owing in respect of on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $750,000 or more or with an aggregate principal amount of $3,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company (which breach or default occurs or continues after the Closing Date) or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  BREACH OF CERTAIN COVENANTS.
     ---------------------------

     Failure of Company to perform or comply with any term or condition contained in subsection 2.4, 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  BREACH OF WARRANTY.
     ------------------

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.
     -----------------------------------

     Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

8.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
     -----------------------------------------------------

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
     --------------------------------------------------

     (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8  JUDGMENTS AND ATTACHMENTS.
     -------------------------

     Any final money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $750,000 or (ii) in the aggregate at any time an amount in excess of $3,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  DISSOLUTION.
     -----------

     Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10 EMPLOYEE BENEFIT PLANS.
     ----------------------

     There shall occur one or more ERISA Events which individually or in the aggregate results in liability of Company or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there exists, as of any valuation date for a Pension Plan, an excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess) which exceeds $1,000,000; or

8.11 CHANGE IN CONTROL.
     -----------------

     There shall occur any of (i) (a) prior to an initial public offering of the Company Common Stock, Freeman Spogli & Co. Incorporated and its Affiliates, PENMAN Private Equity Fund L.P. and senior management of the Company shall cease to beneficially own and control in the aggregate at least (1) a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company and (2) more than 50% of the economic interest in all outstanding capital stock of Company or (b) prior to an initial public offering of Company Common Stock, Freeman Spogli & Co. Incorporated and its Affiliates shall cease to own and control 40% of the economic interest in all the outstanding capital stock of the Company, or (ii) following an initial public offering of the Company Common Stock, (1) Freeman Spogli & Co. Incorporated and its Affiliates , PENMAN Private Equity Fund L.P. and senior management of Company, in the aggregate shall cease to beneficially own and control at least 35% of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company and (2) any other Person or Persons acting together that would constitute a group (for purposes of Section 13(d) of the Security Exchange Act of 1934, or any successor provision thereto), together with any Affiliates thereof, shall beneficially own 35% or more of the aggregate voting power of all classes of capital stock of Company entitled to vote generally in the election of directors; or (iii) either
(a) any Person or Persons acting together that would constitute a group (for purposes of Section 13(d) of the Security Exchange Act of 1934, or any successor provision thereto), together with any Affiliates thereof, shall beneficially own 30% or more of the aggregate voting power of all classes of stock of Company entitled to vote generally in the election of directors and Freeman Spogli & Co. Incorporated and its Affiliates, PENMAN Private Equity Fund L.P. and senior management of Company, in the aggregate at such time shall not own and control more than 30% of the issued and outstanding shares of capital stock of Company entitled (without regard to the incurrence of any contingency) to vote for the election of members of the Board of Directors of Company or (b) prior to an initial public offering, principals or employees of Freeman Spogli & Co. Incorporated or its Affiliates shall cease to comprise at least 40% of the Board of Directors of Company; or (iv) the occurrence of any "Change of Control" under the Unsecured Subordinated Note Indenture; or

8.12 FAILURE OF SECURITY.
     -------------------

     Upon or after execution and delivery thereof, any Collateral Document shall, at any time, cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or the Administrative Agent shall not have or shall cease to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in any Collateral purported to be covered thereby (other than Collateral the aggregate fair market value of which does not exceed $750,000), in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control; or

8.13 INVALIDITY OF SUBSIDIARY GUARANTY.
     ---------------------------------

     Any Subsidiary Guaranty of a Material Subsidiary for any reason other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any Guarantor denies that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any such Subsidiary Guaranty or other guarantee or gives notice to such effect; or

8.14 SUBORDINATION PROVISIONS.
     ------------------------

     Company shall fail to comply with the subordination provisions contained in the Unsecured Subordinated Note Indenture or the subordination provisions contained in the Unsecured Subordinated Note Indenture shall be declared null and void.

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit shall thereupon terminate; provided that the
                                                      --------
foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(v).

     Any amounts described in clause (b) above, when received by Administrative Agent shall be delivered to Administrative Agent and shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights and remedies under the Loan Documents, even if the conditions set forth herein are met.


                                 SECTION 9.
                                   AGENTS

9.1  APPOINTMENT.
     -----------

     GSCP is hereby appointed Lead Arranger and Syndication Agent hereunder and each Lender hereby authorizes Lead Arranger and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. CIBC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents and the Collateral Documents. Agents agree to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Upon the Effective Date, all obligations of Syndication Agent and Lead Arranger hereunder shall terminate.

9.2  POWERS AND DUTIES; GENERAL IMMUNITY.
     -----------------------------------

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each of the Agents to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agents shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agents may each exercise such powers, rights and remedies and perform such duties by or through their agents or employees. Agents shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agents to Lenders or by or on behalf of Company to Agents or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agents be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. EXCULPATORY PROVISIONS. None of Agents nor any of their respective officers, directors, partners, employees or agents shall be liable to Lenders for any action taken or omitted by Agents under or in connection with any of the Loan Documents except to the extent caused by their respective gross negligence or willful misconduct. If Agents shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agents shall be entitled to refrain from such act or taking such action unless and until Agents shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. AGENTS ENTITLED TO ACT AS LENDERS. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
     ------------------------------------------------------------------
     CREDITWORTHINESS.
     ----------------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  RIGHT TO INDEMNITY.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent (and its respective affiliates and partners), to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that
                                                                 --------
no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. If the amount of any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  COLLATERAL DOCUMENTS.
     --------------------

     Without limiting the generality of subsection 9.1, each Lender hereby further authorizes Administrative Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each of the Collateral Documents and the Subsidiary Guaranty; provided that, except as otherwise provided below, Administrative
          --------
Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document and the Subsidiary Guaranty without the prior consent of Requisite Lenders.
Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under any Collateral Document and the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof. Each Lender hereby authorizes Administrative Agent (i) to release or subordinate Collateral as permitted or required under this Agreement or the Collateral Documents and the Subsidiary Guaranty, and agrees that a certificate executed by Administrative Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party and (ii) to enter into any amendments of the Collateral Documents and the Subsidiary Guaranty to cure any ambiguity, defect or inconsistency or to amend provisions relating to ministerial or administrative matters which do not materially adversely affect the rights of the Lenders thereunder. In the event Company receives a notice regarding any Subject Lease (as such term is defined in the Closing Date Mortgages) pursuant to clause (b) of item (i) of Schedule
                                                                     --------
5.2F, Administrative Agent shall release the Subject Lease of record from the
----
offending Closing Date Mortgage; provided that the Administrative Agent shall be
                                 --------
satisfied that such landlord or lessor claim specified in such notice is in good faith.

9.6  SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.
     ----------------------------------------------------

     A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent, and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon consultation with Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.6A shall also constitute the resignation or removal of CIBC or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 9.6A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of Exhibit IV-D annexed hereto, in the principal amount of the Swing
            ------------
Line Loan Commitment then in effect and with other appropriate insertions.

9.7  AGENT AUTHORIZED TO RELEASE SECURITY INTERESTS.
     ----------------------------------------------

     Each Lender hereby further authorizes Administrative Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that Administrative Agent shall not enter into or consent to any
--------
amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of Requisite Lenders; provided
                                                                    --------
further, however, that, without further written consent or authorization from
-------  -------
Requisite Lenders, Administrative Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with subsection
7.7 (and shall, at the reasonable request of Company execute such documents and instruments). Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.


                                  SECTION 10.

                                MISCELLANEOUS

10.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.
      -------------------------------------------------------------

      A. GENERAL. Each Lender shall have the right at any time to (i) subject to Section 10.1B, sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that
                                                                  --------
no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no
                                                      --------  -------
such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further
                                                              --------  -------
that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation and provided, further that, anything
                                          --------  -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Agent and Swing Line Lender to the extent contemplated by subsection
9.6. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   ASSIGNMENTS.

          (i) Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
              --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender (provided such Affiliate can reasonably be expected to be able to perform its obligations hereunder) or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with an assignment processing and recordation fee of
     (a) $2,000 in respect of assignments made between parties which are not Lenders as at the date hereof and (b) $500 in respect of assignments made between parties one of which is a Lender as at the date hereof and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a); provided, however, that such
                                          --------  -------
     assignment processing and recordation fee shall not be required where the assignee is an Affiliate of the assignor. Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained
                                              --------
     in any of the Loan Documents to the contrary notwithstanding, (x) the assigning Lender shall continue to be entitled to the benefits of subsection 2.7, 3.5A, 3.6, 6.9 and 10.3 hereof subsequent to the effectiveness of such assignment and (y) if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and or to the assigning Lender, substantially in the form of Exhibit IV-A, Exhibit IV-B, Exhibit IV-C or
                                  ------------  ------------  ------------
     Exhibit IV-E annexed hereto, as the case may be, with appropriate
     ------------
     insertions, to reflect the new Commitments and/or outstanding Loans as the case may be, of the assignee and/or the assigning Lender.

          (ii)  Acceptance by Administrative Agent; Recordation in Register.
                -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the assignment processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          (iii) Representation of Lenders.  Each Lender initially party to this
                -------------------------
     Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this subsection 10.1B upon its becoming a Lender under this Agreement shall be deemed to represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in Regulation D under the Securities Act) which makes loans in the ordinary course of its business and is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business; provided that, subject to
                                                      --------
     the provisions of this subsection 10.1, the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

     C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the final maturity of the principal amount of any Loan or Commitment or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) or the release of all or substantially all of the Collateral other than in accordance with the terms of the Loan Documents, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2  EXPENSES.
      --------

      Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by Syndication Agent and Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (v) the reasonable costs of customary audits conducted by Administrative Agent; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  INDEMNITY.
      ---------

      In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitee's selection of counsel), indemnify, pay and hold harmless Syndication Agent, Lead Arranger, Administrative Agent and Lenders, and the officers, directors, partners, employees, agents and affiliates of Syndication Agent, Administrative Agent, Lead Arranger and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit hereunder or the use or intended use thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)) (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any
               --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; and provided, further, that any Indemnified
                            --------  -------
Environmental Claim arising after the Cut-off Date shall be covered by the indemnity set forth in this subsection 10.3 only if it arises out of or as a result of: (i) the occurrence, at any time prior to the Cut-off Date, of any use, storage, holding, existence, or Release of any Hazardous Materials whether currently known or unknown; (ii) any use, storage, holding, existence of Release of any Hazardous

Materials that Company or any of its Subsidiaries caused or contributed to directly or indirectly at any time whether currently known or unknown; (iii) any violation, prior to the Cut-off Date, of any applicable Environmental Laws relating to any Facility or to the ownership, use, occupancy or operation thereof; (iv) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental authority in connection with any use, storage, holding, existence, or Release of any Hazardous Materials prior to the Cut-off Date whether currently known or unknown; or (v) the inaccuracy or breach of any representation or warranty set forth in any loan document. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.
      ----------------------------------------------

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time subject to the consent of Administrative Agent, without notice to Company or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further assigns, pledges and grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5  RATABLE SHARING.
      ---------------

      Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (excluding voluntary payments made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations or other interests (which it shall be deemed to have purchased from each seller of a participation or other interests simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                               --------
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations or other interests shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation or other interests so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation or other interests held by that holder.

10.6  AMENDMENTS AND WAIVERS.
      ----------------------

     No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or the Collateral Documents, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment,
                                          --------
modification, termination, waiver or consent which: increases the amount of the aggregate Commitments to an amount in excess of $350,000,000 or reduces the principal amount of any of the Loans; changes in any manner the percentages required under the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2I) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases the Liens granted in favor of Administrative Agent with respect to any material portion of the Collateral other than in accordance with the terms of the Loan Documents; releases any guaranty of the Obligations; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Issuing Lender, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A (v) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, and (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Lead Arranger or Administrative Agent shall be effective without the written concurrence of Lead Arranger or Administrative Agent respectively. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company. Notwithstanding the above, any amendment, modification, termination, waiver or consent of any provision of this Agreement, the Notes or the Collateral Documents which increases the amount of a Lender's Commitment shall be effective only if evidenced by a writing signed by the affected Lender.

10.7  INDEPENDENCE OF COVENANTS.
      -------------------------

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  NOTICES.
      -------

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not
                        --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
       ------------------------------------------------------

       A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

       B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 6.9, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
       -----------------------------------------------------

       No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  MARSHALLING; PAYMENTS SET ASIDE.
       -------------------------------

       Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12  SEVERABILITY.
       ------------

       In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
       ----------------------------------------------------------

       The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14  HEADINGS.
       --------

       Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15  APPLICABLE LAW.
       --------------

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16  SUCCESSORS AND ASSIGNS.
       ----------------------

       This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
       ----------------------------------------------

       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18  WAIVER OF JURY TRIAL.
       --------------------

       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19  CONFIDENTIALITY.
       ---------------

       Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures to their examiners, outside auditors, counsel and other professional advisors, Affiliates of such Lender or, provided it agrees to the confidentiality obligations set forth herein, disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any sale of participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by
                           --------
applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that
                                                         --------  -------
in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20  MAXIMUM AMOUNT.
       --------------

       A. It is the intention of Company and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Company, Administrative Agent and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Administrative Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum
      ---- -----
Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company, the Administrative Agent and the Lenders.

       B. If under any circumstances Lenders shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), and shall be so applied in accordance with subsection 2.4B(iv) hereof, or if such amount exceeds the unpaid balance of the Loans and any other indebtedness of Company in favor of Lenders, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

10.21  COUNTERPARTS; EFFECTIVENESS.
       ---------------------------

       This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under the terms of subsection 10.6 thereof.

     The Agreement shall become effective upon the execution of a counterpart hereof by Company, Administrative Agent, Existing Lenders and the New Lenders; and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided
                                                                      --------
that, unless and until all of the conditions set forth in subsections 4.2 and
4.3 have been satisfied or waived in accordance with subsection 10.6 of the Existing Credit Agreement, the Existing Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:

                              AFC ENTERPRISES, INC.


                              By:  __________________________________
                                   Name:
                                   Title: Chief Financial Officer


                              Notice Address:

                              AFC Enterprises, Inc.
                              Suite 1700
                              Six Concourse Parkway
                              Atlanta , Georgia 30328
                              Tel:  (770) 353-9500
                              Fax:  (770) 353-3074

                              Attention:  Gerald Wilkins
                                          Chief Financial Officer

                              with a copy to:

                              Attention:  Samuel N. Frankel, Esq.
                                           General Counsel

          SYNDICATION AGENT   GOLDMAN SACHS CREDIT PARTNERS L.P.,
          AND LEAD ARRANGER:
                                                        individually as a Lender
                                               and as Syndication Agent and Lead
                                               Arranger


                              By:  _____________________________________________
                                                   Authorized Signatory

                              Notice Address:

                              Goldman Sachs Credit Partners L.P.
                              85 Broad Street
                              New York, New York 10004
                              Attention:  Stephen King

     ADMINISTRATIVE AGENT:  CANADIAN IMPERIAL BANK OF
                               COMMERCE,
                            as Administrative Agent


                            By: ______________________________________
                                Name:
                                Title:


                            Notice Address:

                            Canadian Imperial Bank of Commerce
                            Agency Services
                            425 Lexington Avenue
                            New York, New York  10017
                            Attention:  Marybeth Ross
                            Tel:  212 856-3691
                            Fax:  212 856-3763

                    LENDERS:  CIBC INC.
                              as a Lender


                              By:  _________________________________
                                   Name:
                                   Title:


                              Notice Address:

                              CIBC Inc.
                              425 Lexington Avenue
                              New York, New York  10017
                              Attention:  Katherine Bass
                              Tel:  212-856-3916
                              Fax:  212-856-3991

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION,
                              AS A LENDER


                              By:  _____________________________
                                   Name:
                                   Title:


                              Notice Address:

                              GE Capital-Commercial Finance
                              201 High Ridge Road
                              Sanford, CT 06927-5100
                              Attention: Joseph Baldini

                              VAN KAMPEN AMERICAN CAPITAL
                              SENIOR FLOATING RATE FUND,
                              AS A LENDER


                              By:  _______________________________
                                   Name:
                                   Title:


                              Notice Address:

                              Van Kampen American Capital
                              One Parkview Plaza
                              Oakbrook Terrace, IL 60181
                              Attention: Jeffrey Maillet

                              CREDIT LYONNAIS, NEW YORK BRANCH,
                              AS A LENDER


                              By:  ___________________________________
                                   Name:
                                   Title:


                              Notice Address:

                              Credit Lyonnais, New York Branch
                              1301 Avenue of the Americas
                              Leveraged Finance Group, 12th Floor
                              New York, New York 10019
                              Attention: Attila Koc

                              HIBERNIA NATIONAL BANK,
                              AS A LENDER


                              By:  __________________________________
                                   Name:
                                   Title:


                              Notice Address:

                              Hibernia National Bank
                              313 Carondellet Street
                              (7D130)
                              New Orleans, LA 70161
                              Attention: Karen Debllieux/Troy Villafarra

                              KZH ING-1 LLC,
                              AS A LENDER


                              By:   _____________________________________
                                    Name:
                                    Title:


                              Notice Address:

                              KZH ING-1 LLC
                              c/o The Chase Manhattan Bank
                              450 W. 33rd Street, 15th Floor
                              New York, New York 10001
                              Attention: Robert Goodwin/Joe Nerich

                              LTCB TRUST COMPANY,
                              AS A LENDER


                              By:   __________________________________
                                    Name:
                                    Title:


                              Notice Address:

                              LTCB Trust Company
                              Suite 2801
                              245 Peachtree Street
                              Atlanta, GA 30303
                              Attention: Rebecca Silbert

                              MERRILL LYNCH SENIOR FLOATING RATE
                               FUND, INC.,
                              AS A LENDER


                              By:   _______________________________
                                    Name:
                                    Title:


                              Merrill Lynch Senior Floating Rate Fund, Inc. 800 Scudders Mill Road
                              Plainsboro, NJ 08536
                              Attention: John Johnson

                              PNC BANK, NATIONAL ASSOCIATION,
                              AS A LENDER


                              By:   ________________________________
                                    Name:
                                    Title:


                              Notice Address:

                              PNC Bank, National Association
                              249 Fifth Avenue
                              Pittsburgh, PA  15222-2707
                              Attention: Robert Mitchell

                          [INTENTIONALLY LEFT BLANK]

                              SANWA BUSINESS CREDIT CORPORATION,
                              as a Lender


                              By:   _______________________________
                                    Name:
                                    Title:


                              Notice Address:

                              Sanwa Business Credit Corporation
                              One South Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60606
                              Attention: Tracy Cassello

                              TRANSAMERICA BUSINESS CREDIT
                               CORPORATION,
                              AS A LENDER


                              By:   _______________________________
                                    Name:
                                    Title:


                              Notice Address:

                              Transamerica Business Credit Corporation
                              Suite C-301
                              555 Theodore Fremd Avenue
                              Rye, NY 10580
                              Attention: Paul Dellova